UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Stanley Works

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March 20, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of The Stanley Works (“Stanley” or the “Company”) to be held at 9:30 a.m. on April 23, 2009, at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this booklet).

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

John F. Lundgren
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 20, 2009

To the Shareholders:

The Annual Meeting of shareholders of The Stanley Works will be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2009, at 9:30 a.m. for the following purposes:

(1)	To elect three directors to the Board of Directors of The Stanley Works.

(2)	To approve Ernst & Young LLP as independent auditors for the year 2009.

(3)	To approve The Stanley Works 2009 Long-Term Incentive Plan.

(4)	To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 27, 2009 are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2009: This Proxy Statement together with the Form of Proxy and our Annual Report are available free of charge by clicking on “SEC Filings” under the Investor section of the Company’s website (www.stanleyworks.com).

Bruce H. Beatt
Secretary

THE STANLEY WORKS

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stanley Works, a Connecticut corporation, to be voted at the 2009 Annual Meeting of shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. No business may be transacted at the Annual Meeting other than the business specified in the notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 25, 2008 and before December 26, 2008. No such notice has been received. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this proxy statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 20, 2009.

ITEM 1—ELECTION OF DIRECTORS

At the 2009 Annual Meeting, the shareholders will elect three directors to the Board of Directors. The nominations to the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of shareholders indicated and until the particular director’s successor has been elected and qualified.

The Board of Directors unanimously recommends a vote FOR the nominees.    If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

PATRICK D. CAMPBELL, Senior Vice President and Chief Financial Officer of 3M Company. Mr. Campbell has held this position since joining 3M in 2002. Prior to his tenure with 3M, Mr. Campbell was Vice President of Finance in Europe for General Motors Corporation where he served in various finance related positions during his 25 year career with that company.

Mr. Campbell is 56 years old and has been a director since October 1, 2008. He is a member of the Audit Committee and the Finance and Pension Committee.

If elected, Mr. Campbell’s term will expire at the 2012 Annual Meeting.

EILEEN S. KRAUS, retired, served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation from 1992 to 1995; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. from 1990 to 1992; and Executive Vice President of those institutions from 1987 to 1990. She is the lead director of Kaman Corporation, a director of Rogers Corporation and chairman of the audit committee of the board of Ironwood Mezzanine Funds I and II.

Mrs. Kraus is 70 years old and has been a director since October 1993. She is Chair of the Audit Committee and a member of the Corporate Governance Committee and the Executive Committee.

If elected, Mrs. Kraus’ term will expire at the 2012 Annual Meeting.

LAWRENCE A. ZIMMERMAN, Executive Vice President and Chief Financial Officer of Xerox Corporation since June 2002. Prior to joining Xerox, Mr. Zimmerman held senior executive finance positions over a 31-year period with IBM. He is a director of Brunswick Corporation.

Mr. Zimmerman is 66 years old and has been a director since July 2005. He is Chair of the Finance and Pension Committee and a member of the Compensation and Organization Committee and the Executive Committee.

If elected, Mr. Zimmerman’s term will expire at the 2012 Annual Meeting.

Information Concerning Directors Continuing in Office

JOHN G. BREEN, retired, served as Chairman of The Sherwin-Williams Company from April 1980 to April 2000; he had been Chief Executive Officer from 1979 to 1999. He is a director of MTD Holdings Inc. He also is a Trustee of John Carroll University and of University Hospitals Health Systems.

Mr. Breen is 74 years old and has been a director since July 2000. He is Chair of the Compensation and Organization Committee and a member of the Audit Committee and the Executive Committee.

Mr. Breen’s term will expire at the 2010 Annual Meeting.

CARLOS M. CARDOSO, Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc. Mr. Cardoso joined Kennametal in 2003 and served as Vice President and Chief Operating Officer prior to assuming his current position in 2005. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003.

Mr. Cardoso is 51 years old and has been a director since October 2007. He is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

Mr. Cardoso’s term will expire at the 2011 Annual Meeting.

VIRGIS W. COLBERT, retired, served as Executive Vice President, Miller Brewing Company from 1997 to 2005; Senior Vice President-Worldwide Operations from 1995 to 1997; Vice President Operations from 1993 to 1995; and also held other key leadership positions at Miller Brewing from 1979. Mr. Colbert continues to serve as a Senior Advisor to MillerCoors. In addition, he is a director of The Manitowoc Company, Inc., Sara Lee Corporation, Bank of America and Lorillard, Inc.

Mr. Colbert is 69 years old and has been a director since July 2003. He is Chair of the Corporate Governance Committee and a member of the Compensation and Organization Committee and the Executive Committee.

Mr. Colbert’s term will expire at the 2010 Annual Meeting.

ROBERT B. COUTTS, retired, served as Executive Vice President, Electronic Systems of Lockheed Martin from 1998 through 2008. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company and Martin Marietta Company. In addition, he is a director of K Hovnanian Enterprises, Inc.

Mr. Coutts is 58 years old and has been a director since July 2007. He is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Mr. Coutts’ term will expire at the 2011 Annual Meeting.

JOHN F. LUNDGREN, Chairman and Chief Executive Officer of The Stanley Works. Mr. Lundgren joined the Company on March 1, 2004 after having served since 2000 as President—European Consumer Products, of Georgia Pacific Corporation. Formerly, he had held the same position with James River Corporation from 1995-1997 and Fort James Corporation from 1997-2000 until its acquisition by Georgia-Pacific. Mr Lundgren also serves on the board of Callaway Golf Company.

Mr. Lundgren is 57 years old and has been a director since March 2004. He is Chair of the Executive Committee.

Mr. Lundgren’s term will expire at the 2010 Annual Meeting.

MARIANNE MILLER PARRS, retired, served as Executive Vice President and Chief Financial Officer of International Paper Company from November 2005 until the end of 2007; Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain—Delivery from 1999 to 2005; and also held other executive and management positions at International Paper since 1974. Ms. Parrs also serves on the boards of CIT Group Inc.; Signet Jewelers Limited; the Rise Foundation in Memphis, Tennessee; and the Leadership Academy in Memphis, Tennessee.

Ms. Parrs is 65 years old and has been a director since April 2008. She is a member of the Audit Committee and the Finance and Pension Committee.

Ms. Parrs’ term will expire at the 2011 Annual Meeting.

Board of Directors

Meetings.    The Board of Directors met 5 times during 2008. The various Board committees met the number of times shown in parentheses: Executive (0), Audit (4), Corporate Governance (4), Finance and Pension (2), and Compensation and Organization (5). The members of the Board serve on the committees described in their biographical material on pages 2-3. Except for Mr. Campbell, in 2008 each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served. During 2008, Mr. Campbell attended all meetings of the Board of

Directors and all meetings of the committees of the Board of Directors on which he served that have been held since he became a member of the Board of Directors in October 2008. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all members of the Board of Directors on that date attended the 2008 Annual Meeting. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com. The Board of Directors has made the determination that all of its nominees and incumbent directors, except the Chairman, Mr. Lundgren, are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Executive Committee.    The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee.    The Audit Committee nominates the Company’s independent auditing firm, reviews the scope of the audit, approves in advance audit and non-audit services, and reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies. The Audit Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Audit Committee has issued a standing invitation to all members of the Board of Directors to attend Audit Committee meetings. The Board of Directors has determined that Eileen S. Kraus meets the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Corporate Governance Committee.    The Corporate Governance Committee makes recommendations to the Board as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, company officers, employees and others. The Corporate Governance Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Corporate Governance Committee has taken the lead in articulating Stanley’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Corporate Governance Committee also approves policy guidelines on charitable contributions. The Company’s By-Laws require that any director be a shareholder of the Company. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials. The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyworks.com.

Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s By-Laws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding annual meeting of shareholders, which notice should set forth (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to make such nomination.

Compensation and Organization Committee.    The Compensation and Organization Committee (the “Compensation Committee”), with the assistance of Exequity LLP, periodically conducts on-going evaluations of existing executive compensation programs and administers the Company’s executive compensation plans. During 2008, the Committee held four (4) executive sessions and one (1) special meeting to review the Company’s existing executive compensation programs. A representative from Exequity LLP was present at the special meeting and no management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and process followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.” The Board of Directors has made the determination that all of the members of the Compensation Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyworks.com. The following persons served as members of the Compensation Committee during 2008: John G. Breen, Carlos M. Cardoso, Virgis W. Colbert, Emmanuel A. Kampouris, Kathryn D. Wriston, and Lawrence A. Zimmerman.

Finance and Pension Committee.    The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the Finance and Pension Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

Compensation.    Stanley pays its directors who are not employees of the Company or any of its subsidiaries an annual retainer and pays an additional fee to those non-employee directors who serve as committee chairs. The annual retainer fee paid to such directors in 2008 was $75,000 and the annual fee for committee chairs was $10,000. Non-employee directors may defer any or all of their fees in the form of Stanley common stock or as cash accruing interest at the five-year treasury bill rate; a director is required to defer his or her fees, in the form of Stanley common stock, so long as he or she owns fewer than 7,500 shares. Stanley also grants its non-employee directors Restricted Stock Units with dividend equivalent rights pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors (the “Director RSU Plan”). These awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Stanley stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. On April 23, 2008, each non-employee director of the Company received 2,000 Restricted Stock Units with dividend equivalent rights pursuant to the Director RSU Plan.

Executive Sessions and Communications with the Board.    The chairpersons of the committees of the Board of Directors preside over executive (non-management) meetings of the Board on a rotating basis. Shareholders or others wishing to communicate with any of the chairpersons, the Board generally, or any specific member of the Board of Directors may do so by mail, addressed to The Stanley Works, c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 or by calling The Stanley Works Ethics Hotline, an independent toll-free service at 1-800-424-2987 (extension 53822).

Business Conduct Guidelines.    The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a code of ethics for the CEO and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com or otherwise upon request addressed to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Director Continuing Education.    The Company regularly provides directors with continuing education on a variety of topics. In 2008, subjects covered with Board members included a presentation on officer and director liability and the related insurance implications; and a presentation on the Company’s compliance and ethics program. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

Related Party Transactions.    Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed Related Party transaction involving a Related Person as that term is defined in Item 404(a) of Regulation S-K, to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determine the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person as that term is defined in Item 404(a) of Regulation S-K, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common shares as of February 27, 2009, except as shown in this table. In addition, as of February 27, 2009, Bank of New York Mellon owned of record 10.46% of the outstanding common stock as Trustee under the Stanley Account Value (401(k)) Plan for the benefit of the plan participants.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock $2.50 par value	Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	10,124,281 (6,443,236 sole power to vote or direct the vote; 3,681,045 shared power to vote or direct the vote; 10,124,281 sole power to dispose or direct the disposition)	12.85%

Common Stock $2.50 par value	FMR LLC 82 Devonshire Street Boston, MA 02109	5,033,576 (107,797 sole power to vote or direct the vote; 5,033,576 sole power to dispose or direct the disposition)	6.38%

Security Ownership of Directors and Officers

No director, nominee or executive officer owns more than 1% of the outstanding common stock. As of February 27, 2009, the executive officers and directors as a group owned beneficially approximately 2.5% of the outstanding common stock. The following table sets forth information as of February 27, 2009 with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 18, and all directors, nominees for director, and executive officers as a group (except with respect to (a) the Supplemental Account Value Plan shares shown within footnote 3 below and (b) the shares shown in footnotes 2 and 4 below, the beneficial owner of the shares shown for the most part has sole voting and investment power):

Name	Common Shares Owned		Percent of Class Owned
Donald Allan, Jr.	51,988	(1)(3)(4)	*
Jeffery D. Ansell	81,136	(1)(3)	*
John G. Breen	25,603	(1)(2)	*
Patrick D. Campbell	372	(2)	*
Carlos M. Cardoso	1,952	(2)	*
Virgis W. Colbert	10,407	(1)(2)	*
Robert B. Coutts	2,276	(2)	*
Hubert W. Davis, Jr.	156,137	(1)(3)	*
Eileen S. Kraus	37,669	(1)(2)	*
James M. Loree	347,785	(1)(3)(4)	*
John F. Lundgren	697,213	(1)	*
Mark J. Mathieu	78,228	(1)(3)	*
Donald R. McIlnay	189,756	(1)(3)	*
Marianne Miller Parrs	5,175	(2)	*
Lawrence A. Zimmerman	9,148	(2)	*
Directors and executive officers as a group (19 persons)	1,959,327	(1)(2)(3)(4)	2.5%
*	Less than 1%
(1)	Includes shares which may be acquired by the exercise of stock options as follows: Mr. Allan, 28,125; Mr. Ansell, 41,250; Mr. Breen, 3,000; Mr. Colbert, 2,318; Mr. Davis, 117,500; Mrs. Kraus, 13,500; Mr. Loree, 250,000; Mr. Lundgren, 512,500; Mr. Mathieu, 58,750; Mr. McIlnay, 122,500; and all directors and executive officers as a group, 1,313,610.
(2)	Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees as follows: Mr. Breen, 16,603; Mr. Campbell, 372; Mr. Cardoso, 1,952; Mr. Colbert, 8,089; Mr. Coutts, 2,276; Mrs. Kraus, 22,349; Ms. Parrs, 1,175; Mr. Zimmerman, 5,648; and all directors as a group, 58,464.
(3)	Includes shares held as of February 27, 2009 under Stanley’s savings plans (Account Value Plan and Supplemental Account Value Plan respectively), as follows: Mr. Allan, 956/298; Mr. Ansell, 1,169/1,070; Mr. Davis, 1,038/1,254; Mr. Loree, 627/1,962; Mr. Mathieu, 2,697/0; Mr. McIlnay,0/1,878; and all executive officers as a group, 21,135/16,314.
(4)	Includes restricted share unit accounts maintained by Stanley as follows: Mr. Allan, 4,000; Mr. Loree, 40,000; and all executive officers as a group, 44,000.

Audit Committee Report

In connection with the financial statements for the fiscal year ending January 3, 2009, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Eileen S. Kraus (Chair)

John G. Breen

Patrick D. Campbell

Marianne M. Parrs

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Compensation and Organization Committee

John G. Breen (Chair)

Carlos M. Cardoso

Virgis W. Colbert

Lawrence A. Zimmerman

Executive Compensation

Compensation Discussion and Analysis

The Company’s primary objective with respect to executive compensation is to ensure there exists a strong link between senior management pay and the Company’s proven performance. Our reward system is designed to align compensation opportunities with the fulfillment of the Company’s overall business strategies, to ensure executives and investors share a common financial interest, and to attract and retain a highly qualified leadership team. The Company believes that shareholders are better served when the executive compensation program is competitively structured, appropriately leveraged with results, and connected to share value.

The Compensation and Organization Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing and maintaining appropriate compensation programs for our executive officers, including our named executive officers. To enhance the Compensation Committee’s ability to perform these responsibilities, the Compensation Committee retained Exequity, LLP (“Exequity”) to serve as the Compensation Committee’s independent compensation consultant and to advise on executive compensation issues and plan design. Exequity advised the Compensation Committee with respect to named executive officer compensation. Exequity did not advise the management of the Company, and received no compensation from the Company for services other than as directed by the Compensation Committee and the Corporate Governance Committee (for which Exequity provided guidance with respect to independent director compensation).

In 2008, the Compensation Committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services. As advisor to the Compensation Committee, Exequity reviewed the total compensation strategy and pay levels for the Company’s named executive officers, examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and to senior executives.

To ensure a strong link between executive pay and performance, the Compensation Committee routinely:

•

reviews detailed compensation “tally sheets” for each named executive officer that provide the Compensation Committee with a convenient reference for understanding each named executive officer’s total compensation. The tally sheets include the following information:

•	the annual compensation and benefit values that are being offered to each executive;

•	the value of all outstanding equity awards;

•	the accrued value of retirement benefits; and

•

the amount of the Company’s other obligations in the event the executive’s employment terminates under various circumstances, including death, disability, involuntary termination without cause, or in connection with a change in control of the Company.

•

discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives, and periodically meets in executive session with Exequity but without management to evaluate management’s input; and

•	solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

The Company believes that overall executive compensation expenditure should be managed to the median of compensation packages for executives in similar positions and with similar responsibilities at manufacturing and services companies of comparable size. Targeting median practices within this community ensures that the Company is well positioned to attract and retain from within the relevant labor market the caliber of executive talent the Company seeks. In setting compensation for the executive officers, the Compensation Committee considers comparative market data delivered by Exequity that reflects prevailing compensation practices within a group of over 200 companies in the U.S. general manufacturing and services community. The benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and they are not representative of the compensation levels at any one organization. In fact, the Compensation Committee does not know the identity of the companies whose pay practices are reflected in the statistical summary, and does not receive information with respect to pay practices at any individual company included in the benchmark group.

Exequity also provided the Compensation Committee information with respect to the compensation paid at the companies in the Company’s Peer Group, which in 2008 consisted of: The Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tools Works, Inc., Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Snap-On Incorporated, and The Sherwin-Williams Company. Information regarding Peer Group practices is helpful because it reflects compensation practices within the limited community of organizations with which the Company competes directly for the sale of products and services. These separate but equally relevant data points create ranges of compensation values that the Compensation Committee references in using its judgment to set executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives.

The Compensation Committee believes it is important that a significant portion of each executive officer’s compensation opportunity remain at risk with results. The Compensation Committee uses its judgment, based on input from management and Exequity, to align the degree of at-risk pay with external market practices. As a result, the Company’s executive compensation programs are designed so that, at target levels of performance, approximately 50%–60% of an executive’s annual compensation (consisting of salary, short-term incentives and long-term incentives) is at risk, with receipt by the executive dependent on results. In general, the greater the executive’s responsibility, the higher the proportion of his or her compensation which is at risk. Annual cash incentives represent approximately 40% of at-risk compensation, and long-term compensation (other than restricted stock units) represents approximately 60% of at-risk compensation. The nature of the Company’s at-risk pay is described more fully below under “Compensation Components.”

In 2008, the Compensation Committee reviewed the data provided by Exequity that showed compensation expenditures for the Company’s executive officers, as a group, were midway within the ranges created by the practices of the manufacturing and services community and the Company’s Peer Group. The following table identifies that positioning insofar as it relates to base salary, target total cash (base salary plus target bonus), and target total compensation (target total cash plus the grant date value of long-term incentive awards).

	Base Salary	Target Total Cash	Target Total Compensation
Objective	Median	Median	Median
Actual Position vs. Manufacturing and Services Community	+1.5% ahead of Median	+0.5% ahead of Median	+13.1% ahead of Median
Actual Position vs. Peer Group	-1.4% behind Median	-3.3% behind Median	-18.2% behind Median

Compensation Components

Salaries

The Company believes that aggregate expenditures for executive base salaries should generally be managed to the median of salary expenditures incurred at the companies whose practices serve as the Company’s benchmark for pay comparison purposes. Managing to the market median facilitates the Company’s ability to compete in the market for the quality talent the Company looks to attract and retain. Individual base salaries may rise above or fall below the median for a particular position based on a number of factors. In general, base salaries may be above the median if, in the Compensation Committee’s view, a particular executive’s performance exceeded expectations, an executive takes on additional responsibilities, an executive has a significant tenure with the Company, or an executive’s value to the Company is perceived to be especially high. Conversely, base salaries may trail behind the median if an executive is new in his or her role or is contributing at a level that is not yet at a fully qualified level. Base salaries are reviewed at twelve to sixteen month intervals, reflecting the fact that the impact of executive decision making often can be assessed only after the passage of significant periods of time. On review, salaries are adjusted to assure alignment with market levels, individual performance and incumbent experience. The Compensation Committee also evaluates executive pay levels relative to others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long term bonus opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Compensation Committee deems inappropriate.

As the Company entered year 2009, the prevailing economic environment was deemed to be especially challenging and the prospects for financial accomplishment were largely uncertain. In response, the Company took a number of measures to preserve cash. One such measure was to increase the period of time required between base salary adjustments for executive officers. At least for fiscal years 2009 and 2010, base salaries adjustments for executive officers will only be reviewed for adjustment at twenty-four month intervals.

Performance-Based Annual Cash Incentives (MICP Awards)

Each of our executive officers participates in the Company’s Management Incentive Compensation Plan (“MICP”), which is designed to compensate executives and other managers with an opportunity to earn a cash bonus that is based on achievement of annual corporate and divisional goals, as well as on achievement of individual goals (for those who are not named executive officers). Under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the relevant performance goals. The particular performance goals are established during the first quarter of each calendar year and reflect those measures which the Company views as key indicators of successful performance. For 2008, the corporate goals consisted of earnings per diluted share (“EPS”) and cash flow multiple (operating cash flow less capital expenditures divided by net earnings) and were weighted as follows: EPS (50%) and cash flow multiple (50%). The weighting of these goals was designed to establish the balance in results that the Company had deemed necessary for success for the 2008 fiscal year and, thereby, to appropriately focus management on achieving those results. In the case of divisional managers, additional performance goals were established with respect to divisional operating margin and working capital management each of which was deemed by the Compensation Committee to be an important measure of divisional contribution to overall corporate success.

The specific targets relating to each of these performance goals are tied to the Company’s annual business plan and operating budget, each of which is approved by our Board of Directors at or prior to the time performance goals are set for our annual and long-term incentives. In setting these goals, the Compensation Committee considers management’s recommended performance objectives, the Company’s performance in the prior year, the annual plan and operating budget, and the nature of the Company’s operating environment. Once satisfied with the degree of difficulty associated with goal achievement, the Compensation Committee approves the targets for each performance cycle. As a general rule, the Compensation Committee seeks to establish goals such that the likelihood of missing the target is at least as high as the likelihood of achieving it based on reasonable assumptions and projections at the time of grant, though the Compensation Committee may establish the target goal at a higher or lower level in appropriate circumstances.

Criteria Used for Annual MICP Awards

With respect to fiscal year 2008, the annual award for each of Messrs. Lundgren, Allan, Davis, Loree and Mathieu was contingent solely on the achievement of corporate EPS and cash flow goals; for Messrs. Ansell and McIlnay, twenty-five percent of the annual award was contingent on the achievement of the corporate EPS goal; twenty-five percent was contingent on the achievement of the corporate cash flow goal; and fifty percent was contingent on the achievement of performance goals relating to their particular divisions. The weighting of goals for divisional managers, including Messrs. Ansell and McIlnay, was designed to establish the balance in results that the Company deemed necessary for successful performance of the respective divisions while maintaining incentives for divisional managers to also consider and strive for the success of the Company as a whole. The table below identifies the blend of goals with respect to which MICP awards are earned for the Company’s named executive officers.

	Corporate		Division
	EPS	Cash Flow	Operating Margin	Working Capital
Lundgren	50%	50%	—	—
Allan	50%	50%	—	—
Ansell	25%	25%	25%	25%
Davis	50%	50%	—	—
Loree	50%	50%	—	—
Mathieu	50%	50%	—	—
McIlnay	25%	25%	25%	25%

Awards under MICP for 2008

Each of our named executive officers is extended a target bonus opportunity that is earned when overall achievement with respect to the performance goals equals 100%. The target bonuses are defined in terms of fixed percentages of the officer’s base salary, and they are representative of prevailing bonus opportunities in the manufacturing and services community and the Company’s Peer Group. Actual bonuses earned for the year can be as high as 200% of the target when results equal or exceed the performance maximum; they can amount to just 30% of the target when the level of achievement equals the performance threshold. Bonuses are interpolated when performance results rest between threshold, target and maximum levels.

For 2008, our diluted EPS from continuing operations, excluding fourth quarter restructuring and related charges, was $3.41, which represented 81% of the EPS goal; and our cash flow multiple was 154% which represented 154% of the cash flow goal. The following table illustrates how, as a result of these performance levels, Messrs. Lundgren, Allan, Davis, Loree and Mathieu earned bonuses equal to 121% of their target bonuses.

Goal	Results	Bonus Factor		Goal Weight		Target Bonus Earned
EPS	81%	42%	x	50%	=	21%
Cash Flow	154%	200%	x	50%	=	100%

Total						121%

Based on the corporate results discussed above and the results of their respective divisions, Mr. Ansell and Mr. McIlnay earned an annual bonus equal to 121% and 100% of their target bonuses, respectively. The following table illustrates the formulation of Messrs. Ansell’s and McIlnay’s awards for 2008 results.

Goal	Results	Bonus Factor		Goal Weight		Target Bonus Earned
Ansell
EPS (Corporate)	81%	42%	x	25%	=	10%
Cash Flow	154%	200%	x	25%	=	50%
Operating Margin	81%	45%	x	25%	=	11%
Working Capital	200%	200%	x	25%	=	50%

Total						121%

McIlnay
EPS (Corporate)	81%	42%	x	25%	=	10%
Cash Flow	154%	200%	x	25%	=	50%
Operating Margin	76%	40%	x	25%	=	10%
Working Capital	200%	120%	x	25%	=	30%

Total						100%

Long-Term Incentives

The Company believes that the most effective means of maximizing long-term performance is to create an ownership culture among our executive officers. The Company implements this philosophy by granting stock-based awards under its long term incentive plans (“LTIP”). A portion of these awards vest based on continued employment and a portion vest on achievement of pre-determined performance goals. In each case, the awards are settled in shares of our common stock.

Time-based awards are granted in the form of stock options and restricted stock units (RSUs). The Company believes that by blending options and RSUs it replicates the stock-based award pattern that prevails in the Company’s Peer Group and in the external market generally. The practice of granting a combination of stock options and RSUs also is economical in terms of share utilization because it takes fewer RSUs than stock options to deliver a target award value.

The portions of awards that vest contingent on achievement take the form of performance-based RSUs. Performance-based RSUs (“performance units”) are earned based on the achievement of pre-established corporate performance goals, typically over a three-year performance period. One-half of the award is contingent on achieving stated levels in EPS and one-half is based on targets relating to return on capital employed (“ROCE”). The ROCE computation for the LTIP performance targets is defined as net earnings divided by a two point average of capital employed; net earnings adds back after-tax interest expense and intangibles amortization, and capital employed represents debt plus equity less cash. The Company believes that measuring performance equally between EPS and ROCE provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and that highlighting the importance of these measures by tying them to the performance units, reinforces the Company’s quest for continued growth.

Performance goals are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle. The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment, and, once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle. As a general rule, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant, though the Compensation Committee may establish the target goal at a higher or lower level in appropriate circumstances. In order to ensure that the basis upon which management’s performance is measured remains consistent over a performance cycle, the Compensation Committee has the discretion to adjust the manner in which EPS and ROCE are determined at the end of each performance cycle to take into account certain non-recurring events (such as significant acquisitions and divestitures) during the performance cycle and the Company’s total shareholder return versus its Peer Group. The Company intends that any adjustment of this type would ensure that the results are comparable to the originally established targets, such as for significant acquisitions or divestitures consummated after the performance goals were established, and would not constitute a modification of original performance targets established for the performance cycle.

In furtherance of its goal of creating an ownership culture among our executive officers, the Company is proposing the 2009 Long-Term Incentive Plan. The Company’s 2001 Long-Term Incentive Plan (the “2001 LTIP”) contains a limit of one million shares for restricted stock and restricted stock units; of which only 254,983 remain available. The depletion of this reserve for the restricted stock and restricted stock units resulted from the Compensation Committee’s decision in December 2005 to reduce by 50% the number of shares underlying stock option grants and increase in the number of awards in respect of restricted stock units and restricted stock. The change in the allocation between options and restricted stock units reflected the Compensation Committee’s belief that the resulting blend of options and restricted stock units more accurately represents the pattern of equity-based awards that prevails elsewhere in the manufacturing and services community generally as well as in the Company’s Peer Group. As a result of this shift in award allocation, the Company no longer has sufficient share capacity available under the 2001 LTIP to fund the full value awards (any award that is settled by the issuance of common stock, other than a stock option or a stock appreciation rights) that the Company anticipates granting in the future to key employees and certain other individuals.

More information on the proposed 2009 Long-Term Incentive Plan may be found at Proposal Number 3, beginning on page 41.

For the 2006 to 2008 performance period, each named executive officer was extended the opportunity to earn shares contingent on the Company’s achievement with respect to EPS and ROCE goals. Each named executive officer could earn the target number of shares for 100% overall goal achievement. As many as 200% of the target number of shares could be earned for overachievement, and as few as 50% of the target number of shares could be earned for threshold performance. The number of shares that could be earned by each named executive officer is displayed in the table below.

	Threshold	Target	Maximum
Mr. Lundgren	7,765	15,530	31,062
Mr. Allan	500	1,000	1,500
Mr. Ansell	1,456	2,912	5,824
Mr. Davis	1,650	3,300	6,601
Mr. Loree	3,737	7,474	14,949
Mr. Mathieu	1,504	3,009	6,018
Mr. McIlnay	2,330	4,659	9,319

Diluted EPS for fiscal year 2008 from continuing operations, excluding forth quarter restructuring and related charges, was $3.41, which was below the threshold performance goal and as result, no award was granted based upon the EPS performance goal. ROCE, as defined above, was 11.3% for fiscal year 2008, which exceeded the ROCE threshold performance goal and resulted in awards equal to 43.75% overall target goal achievement. As a result, Messrs. Lundgren, Allan, Ansell, Davis, Loree, Mathieu and McIlnay earned performance units equal to 6,794; 438; 1,274; 1,444; 3,270; 1,316; and 2,038 shares, respectively.

Targets for the 2007 through 2009 and 2008 through 2010 performance periods were established in the manner described above.

Timing of Stock Option and RSU Grants.    With the exception of grants made to French participants, annual grants of stock options and restricted stock units to executive officers and other eligible employees are made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year and the grant date is the date of that meeting. The grant date for grants to French participants is the first date on which grants may be made consistent with French legal and tax requirements following the date of the Compensation Committee meeting at which other annual grants are made and the exercise price of options is the higher of the average of the high and low price of a share on the date of grant and 80% of the average opening price on the New York Stock Exchange for the 20 days preceding the date of grant. The Compensation Committee may also make occasional grants during the year and has delegated to the Company’s Chief Executive Officer the authority to make annual grants and occasional “off cycle” grants to employees who are not executive officers of the Company. The “off cycle” grants are typically associated with promotions, acquisitions and hiring. The grant date for any grants made by the Company’s Chief Executive Officer is the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization. The exercise price for all stock option grants other than those to French Participants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

Special Bonus Program

In July 2007, the Company extended to certain members of management and key employees the opportunity to earn awards pursuant to a special bonus program. The awards were approved by the Compensation Committee on May 23, 2007 under the Company’s 1997 Long-Term Incentive Plan. The special award program provides senior managers the opportunity to receive stock, and other eligible participants the opportunity to receive cash in the event company-wide objectives relating to working capital turns and inventory turns are achieved by December 31, 2009 and the working capital turns objective is sustained for a period of at least six months. The Compensation Committee approved this program because it believes the achievement of these goals will signal a material elevation in the Company’s overall performance standards, beyond that measured by reference to planned levels of EPS growth and ROCE, and that attainment of the working capital and inventory turn objectives will materially benefit the Company’s investors. In this regard, the Compensation Committee believes the likelihood of missing the goals is at least as high as the likelihood of achieving the goals. Bonuses will be distributed promptly following achievement of the established goals.

The performance goals that will provide the basis for determining bonus amounts have been approved by the Compensation Committee. The maximum award payable to named executive officers pursuant to the special bonus program is as follows: Mr. Lundgren, 10,000 shares of stock; Mr. Allan 1,500 shares; Mr. Ansell 2,000 shares; Mr. Davis 2,000 shares; Mr. Loree, 7,000 shares; and Mr. Mathieu 2,000 shares.

Post-Termination Benefits

Retirement Benefits.    The Compensation Committee believes that it is important to offer the full complement of compensation and benefit programs that typify those extended to senior executives in the Company’s market for senior executive talent. Therefore, the Company has in effect various retirement programs, consisting of the Stanley Account Value Plan; the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; The Stanley Works Supplemental Executive Retirement Plan; and a CEO Make-Whole Retirement Arrangement for Mr. Lundgren that is included in Mr. Lundgren’s employment agreement. Messrs. Lundgren, Loree and Mathieu are the only named executive officers who are eligible employees under The Stanley Works Supplemental Executive Retirement Plan. Each of these arrangements is described in more detail beginning on page 18 under the headings “Summary Compensation Table,” “Pension Benefits,” and “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

As the Company entered fiscal year 2009, the prevailing economic environment was deemed to be especially challenging and the prospects for financial accomplishment were largely uncertain. In response, the Company determined to act defensively to preserve cash and, accordingly, decided that at least for fiscal year 2009, it would make no matching and Cornerstone allocations under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works.

Employment and Change in Control Agreements; Severance Agreements.    For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into an employment agreement with John Lundgren in March 2004, which was amended and restated on December 10, 2008 to comply with rules enacted under Section 409A of the Internal Revenue Code of 1986, as amended. In negotiating the terms of that agreement, the Company considered Mr. Lundgren’s experience, his prior compensation, the compensation of his predecessor at the Company and, with assistance from its compensation consultant, the prevailing market practices for Chief Executive Officer compensation. The Compensation Committee has determined that Mr. Lundgren’s current salary and compensation package are at the median for Chief Executive Officers with similar responsibilities at comparable companies. A detailed description of Mr. Lundgren’s employment agreement, as amended and restated, is set forth under the heading “Executive Officer Agreements” on page 28.

The Compensation Committee has determined that to be competitive with prevailing practices, it is important to extend special severance protection when employment is terminated as a result of a change in corporate control. As a result, the Company has entered into change in control agreements with certain members of senior management, including Messrs. Lundgren, Allan, Ansell, Davis, Loree and Mathieu. In these agreements, the Company seeks to help foster retention by providing appropriate levels of severance protections to appropriate members of management based on prevailing market practices. The benefits that would have been payable at January 2, 2009 to Messrs. Lundgren, Allan, Ansell, Davis, Loree and Mathieu in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” on page 29. Prior to February 2009, Mr. Allan was a participant in a Special Severance Plan covering certain employees. On February 23, 2009, in light of Mr. Allan’s election to Vice President and Chief Financial Officer, the Company entered into the change in control agreement with Mr. Allan as described under the heading “Termination and Change in Control Provisions”.

As previously announced, Mr. McIlnay retired from the Company as of December 31, 2008 and in connection therewith, the Company and Mr. McIlnay entered into an Agreement and General Release, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2009. Under the terms of the Agreement and General Release, Mr. McIlnay has agreed not to compete with the Company during the period in which he is receiving the monthly payments described below, agreed not to solicit the Company’s employees for employment purposes for a period of two years, and provided a general release of claims to the Company. In consideration for Mr. McIlnay agreeing to the foregoing restrictive covenants and the general release, the Company has agreed to pay Mr. McIlnay $35,833.33 per month for a period of twelve months and to provide Mr. McIlnay with continuation of health benefits for twelve months. Mr. McIlnay will also be deemed a retiree for purposes of outstanding stock option, restricted stock unit and long-term performance awards. For additional details on payments to Mr. McIlnay in connection with his retirement, see the “Termination Provisions Summary” table, and the footnotes thereto, beginning on page 37.

Perquisites

The Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. In 2008, the only perquisites provided to the Company’s executive officers were financial planning services, life and long term disability insurance, car allowance, home security system service and executive medical exams as more fully detailed on page 19.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of the named executive officers who are employed by the Company at year-end. The Company believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Minimum Stock Ownership Guidelines

In furtherance of the Company’s policy to create an ownership culture and because the Company believes it is important for executive officers and other senior employees to have a meaningful investment in the Company, the Company has established guidelines for minimum stock ownership. These guidelines provide that over a five-year period commencing on the date of hire or promotion to a senior management position, stock ownership will reach the following minimum levels, expressed as a multiple of base salary: three times for the Chief Executive Officer; two times for the Chief Operating Officer; and one time for other executive officers and certain other members of senior management. Consistent with this policy, awards to participants under the Company’s long term performance award program will be settled in shares of the Company’s common stock that are subject to transferability restrictions to the extent that a participant does not hold the minimum ownership levels specified in the policy at the time of distribution of the award.

Hedging; Pledging

The Company’s Board of Directors has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Forfeiture of Awards in the Event of Restatement

The Company’s Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or committee will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyworks.com.

Summary Compensation Table

The table below summarizes the total compensation for the applicable periods paid to or earned by those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during the fiscal year ended January 3, 2009 (“fiscal year 2008”); by the three most highly compensated executive officers of the Company serving as such at the end of fiscal year 2008 (other than those who served as CEO or CFO during fiscal year 2008); and one individual that would have been included in this group but for the fact that he was not serving as an executive officer at the end of fiscal year 2008, collectively the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
John F. Lundgren,	2008	1,041,667	0	1,017,907	690,474	1,213,210	0	318,619	4,281,877
Chairman and CEO	2007	1,000,000	0	1,200,449	723,409	1,700,000	179,277	323,240	5,126,375
	2006	833,333	0	2,679,335	974,912	1,303,879	138,116	234,139	6,163,714

Donald Allan, Jr.,	2008	287,500	0	96,231	79,043	152,864	0	50,430	666,068
Vice President and CFO

Jeffery D. Ansell,	2008	391,666	0	387,941	90,049	290,800	0	70,666	1,231,122
Vice President & President, Stanley Consumer Tools Group

Hubert W. Davis, Jr.,	2008	360,000	0	224,932	156,663	258,413	0	118,332	1,118,340
Senior Vice President,	2007	351,250	0	174,496	126,113	346,800	0	103,410	1,102,069
Business Transformation	2006	340,000	0	406,248	207,150	221,659	0	102,240	1,277,297

James M. Loree,	2008	605,000	0	360,990	377,888	562,929	0	159,926	2,066,733
Executive Vice	2007	580,000	0	534,507	499,116	788,800	165,883	163,149	2,731,455
President and COO, Former Executive Vice President and CFO	2006	555,000	0	1,087,049	748,762	501,994	179,807	124,092	3,196,704

Mark J. Mathieu,	2008	340,000	0	563,718	216,199	247,494	541,146	86,451	1,995,008
Vice President, Human Resources

Donald R. McIlnay,	2008	426,250	0	576,195	675,481	250,000	0	110,450	2,038,376
Former Senior Vice	2007	415,000	0	225,735	169,816	251,490	0	105,747	1,167,788
President and President, Industrial Tools Group and Emerging Markets	2006	401,250	0	569,754	152,386	160,307	0	67,923	1,351,620

Footnote to Column (a) of Summary Compensation Table

As previously announced, effective as of January 1, 2009, Mr. Allan was elected to serve as Vice President and Chief Financial Officer of the Company, Mr. Loree was elected to serve as Executive Vice President and Chief Operating Officer of the Company, and Mr. McIlnay retired from the Company as of December 31, 2008. Messrs. Allan, Ansell and Mathieu were not included in the Summary Compensation Table for fiscal years 2006 and 2007 and accordingly information on their 2006 and 2007 compensation is not included.

Footnote to Column (e) of Summary Compensation Table

This column reflects the dollar amount associated with all outstanding restricted stock units and performance awards recognized for financial statement reporting purposes with respect to the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123(R). See footnote K of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (f) of Summary Compensation Table

This column reflects the dollar amount associated with all outstanding stock option awards recognized for financial statement reporting purposes with respect to the fiscal year ended January 3, 2009, December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123(R). See footnote K of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table

The dollar amounts set forth in this column reflect incentive compensation earned pursuant to the Company’s MICP for the applicable fiscal year, which vested upon distribution in the first quarter of the immediately following calendar year.

Footnote to Column (h) of Summary Compensation Table

The following amounts included in this column are attributable to the following plans:

Change in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement and The Stanley Works Supplemental Executive Retirement Plan for fiscal year 2008 – $(216,520). See the footnote to Column (b) of Pension Benefits Table on page 26 for the assumptions used in making this calculation. For fiscal year 2007, the increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement was $179,277. For fiscal year 2006, the increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement was $138,116.

Change in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Plan for fiscal year 2008 – $(259,917). See the footnote to Column (b) of Pension Benefits Table on page 26 for the assumptions used in making this calculation. For fiscal year 2007, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Plan was $165,883. For fiscal year 2006, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Plan was $179,807.

Increase in actuarial present value of Mr. Mathieu’s benefit under The Stanley Works Supplemental Executive Retirement Plan for fiscal year 2008–$541,146. See the footnote to Column (b) of Pension Benefits Table on page 26 for the assumptions used in making this calculation.

Footnote to Column (i) of Summary Compensation Table

Consists of company contributions and allocations for Messrs. Lundgren, Allan, Ansell, Davis, Loree, Mathieu and McIlnay under The Stanley Works Account Value Plan (matching and Cornerstone) and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (supplemental matching and supplemental Cornerstone) and life insurance premiums, car allowance, cost of financial planning services and cost of annual physical, as set forth in the table below. Certain contributions for Messrs. Lundgren, Loree and Mathieu will offset pension benefits as described on pages 26-27.

Name	Year	Defined Contribution Plans ($)	Insurance ($)	Car ($)	Financial Planning ($)	Annual Physical ($)	Home Security System ($)	Column (i) Total ($)
John F. Lundgren	2008	231,000	49,091	16,686	18,787	0	3,055	318,619
Donald Allan, Jr.	2008	38,888	0	11,542	0	0	0	50,430
Jeffery D. Ansell	2008	47,808	6,708	16,150	0	0	0	70,666
Hubert W. Davis, Jr.	2008	82,875	17,457	18,000	0	0	0	118,332
James M. Loree	2008	113,390	14,500	16,750	12,383	0	2,903	159,926
Mark J. Mathieu	2008	55,335	11,340	16,750	2,261	765	0	86,451
Donald R. McIlnay	2008	75,778	17,922	16,750	0	0	0	110,450

The Stanley Account Value Plan is a Section 401(k) retirement program that covers certain employees of Stanley and its U.S. affiliates who are subject to the income tax laws of the United States. The Plan features two accounts: the “Choice Account” and the “Cornerstone Account.”

The Choice Account offers eligible participants the opportunity for tax-deferred savings and, with respect to certain funds, a choice of investment options. For each calendar year prior to 2009, the Company provided a 50% match on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations to the Choice Accounts are 100% vested once a participant has completed three years of service, but are not vested prior to the completion of three years of service. As previously described, the Company has decided that matching allocations will not be made for at least calendar year 2009, but, if there are forfeitures for a year after 2008, such forfeitures are allocated as matching allocations for participants who made tax-deferred contributions during that year.

The Cornerstone Account provides a “core” retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. These allocations were made for years prior to 2009. Effective June 2008, the Cornerstone Account became subject to a participant’s investment direction. The regular allocation to a participant’s Cornerstone Account for a calendar year is based on the participant’s age on the last day of the calendar year and the participant’s pay (subject to limits set forth in the tax law) for each calendar quarter during the year (with pay recognized for a calendar quarter only if the participant has employment status on the last day of the calendar quarter) as follows:

Age	Allocation Amount (% of Pay)
Less than 40	3%
40 - 54	5%
55 and older	9%

Allocations to the Cornerstone Account are 100% vested once a participant has completed three years of service and are not vested prior to the completion of three years of service. In addition, regardless of years of service, a participant will become 100% vested in the total value of both the Choice Account and the Cornerstone Account if, while the participant is employed by the Company, the participant reaches age 65 or becomes totally and permanently disabled or dies. If a participant dies while employed by the Company, the total value of the participant’s accounts will be payable to his or her beneficiary. As previously described, the Company has decided that allocations to a Cornerstone Account will not be made for at least calendar year 2009.

The CEO Make-Whole Retirement Arrangement and The Stanley Works Supplemental Executive Retirement Plan are described on pages 26-27 under the heading “Pension Benefits.” The Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works is described on pages 27-28 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

The amounts under the Column entitled “Financial Planning” for Messrs. Lundgren, Loree and Mathieu include reimbursement for taxes owed with respect to such benefit in the amounts of $7,459; $4,743; and $1,009, respectively.

Grants of Plan Based Awards Table 2008 Grants

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 3, 2009 as well as the range of future payouts under non-equity incentive plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
John F. Lundgren	March 18, 2008	500,000	1,000,000	2,000,000
	March 18, 2008				15,780	31,560	63,120					697,750
	December 9, 2008							13,000				433,485
	December 9, 2008								95,110	33.35	32.84	933,029

Donald Allan, Jr.	March 18, 2008	50,000	126,000	200,000
	March 18, 2008				1,052	2,104	4,208					46,517
	December 9, 2008							5,600				186,732
	December 9, 2008								20,000	33.35	32.84	196,200

Jeffery D. Ansell	March 18, 2008	105,000	240,000	420,000
	March 18, 2008				2,209	4,418	8,836					97,676
	February 19, 2008							20,000				994,900
	December 9, 2008							5,600				186,732
	December 9, 2008								25,000	33.35	32.84	245,250

Hubert W. Davis, Jr.	March 18, 2008	106,520	213,000	426,000
	March 18, 2008				2,241	4,482	8,964					99,091
	December 9, 2008							5,600				186,732
	December 9, 2008								20,000	33.35	32.84	196,200

James M. Loree	March 18, 2008	232,000	464,000	928,000
	March 18, 2008				4,881	9,762	19,524					215,825
	December 9, 2008							18,656				622,084
	December 9, 2008								63,400	33.35	32.84	621,954

Mark J. Mathieu	March 18, 2008	102,000	204,000	408,000
	March 18, 2008				2,146	4,292	8,584					94,890
	December 9, 2008							5,600				186,732
	December 9, 2008								20,000	33.35	32.84	196,200

Donald R. McIlnay	March 18, 2008	124,500	250,000	498,000
	March 18, 2008				873	1,761	3,492					38,602
	December 9, 2008							5,600				186,732
	December 9, 2008								15,000	33.35	32.84	135,516

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table

The amounts set forth in these columns are the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP for the 2008 fiscal year. The bonuses earned, which were distributed during the first quarter of 2009 pursuant to the terms of the Plan, are set forth in Column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table

The performance awards identified in columns (f), (g) and (h) that were granted on March 18, 2008 cover the three year performance period that expires at the end of the Company’s 2010 fiscal year. Each performance award represents the right to receive the number of Stanley shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. One-half of the potential award is contingent on the achievement of earnings per share growth and one-half is contingent on the achievement of return on capital employed.

The number of performance shares granted on March 18, 2008 that each executive would be eligible to receive, set forth in columns (f), (g) and (h), were determined by multiplying the executive’s base salary as of January 1, 2008 by the applicable performance factor, which ranged from 20-75% in the case of threshold performance, 40-150% in the case of target performance and 80-300% in the case of maximum performance, and dividing the resulting number by the average of the high and low price of Stanley stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table

With the exception of 20,000 restricted stock units granted to Jeffery Ansell in February 2008 that will vest, subject to his continued employment, on February 19, 2011, the restricted stock awards identified in this column are restricted stock units granted on the date shown that will vest in four equal annual installments on each of the following four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table

The stock options identified in this column are stock options granted on December 9, 2008 that will vest in four equal annual installments on each of the following four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table

All stock option grants were made pursuant to Stanley’s 2001 Long Term Incentive Plan, as amended (the “2001 Plan”). The 2001 Plan, which has been approved by the Company’s shareholders and amended by the Board of Directors in accordance with the terms of the 2001 Plan, provides that the purchase price per share purchasable under an option shall not be less than the Fair Market Value of a share on the date of grant. The 2001 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table

This column reflects the grant date fair value computed in accordance with FAS 123(R) of the stock option grants, restricted stock unit grants and performance awards identified in this table. See footnote K beginning of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and restricted stock unit awards held by the named executive officers on January 3, 2009.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. F. Lundgren	250,000	0	—	38.99	3/2/2014
	150,000	0	—	41.43	10/15/2014
	56,250	18,750	—	47.29	12/12/2015
	37,500	37,500	—	51.14	12/11/2016
	18,750	56,250	—	51.13	12/10/2017
	0	95,110	—	33.35	12/9/2018
						67,920	2,399,135
								13,568	481,257
								4,740	168,128
								15,780	559,717
D. Allan, Jr.	5,000	0	—	30.96	10/16/2012
	1,875	0	—	31.31	10/15/2013
	10,000	0	—	41.43	10/15/2014
	3,750	1,250	—	47.20	12/13/2015
	3,750	3,750	—	51.14	12/11/2016
	3,750	11,250	—	51.13	12/10/2017
	0	20,000	—	33.35	12/9/2018
						10,102	357,674
								1,357	48,115
								711	25,219
								1,052	37,314
J. D. Ansell	10,000	0	—	30.96	10/16/2012
	15,000	0	—	31.31	10/15/2013
	5,000	0	—	41.43	10/15/2014
	2,500	1,250	—	47.20	12/13/2015
	5,000	5,000	—	51.14	12/11/2016
	3,750	11,250	—	51.13	12/10/2017
	0	25,000	—	33.35	12/9/2018
						31,250	1,106,565
								2,850	101,072
								948	33,626
								2,210	78,389

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
H.W. Davis, Jr.	18,750	0	—	25.13	6/28/2010
	20,000	0	—	39.00	10/18/2011
	20,000	0	—	30.96	10/16/2012
	20,000	0	—	31.31	10/15/2013
	20,000	0	—	41.43	10/15/2014
	7,500	2,500	—	47.29	12/12/2015
	7,500	7,500	—	51.14	12/11/2016
	3,750	11,250	—	51.13	12/10/2017
	0	20,000	—	33.35	12/9/2018
						12,357	436,180
								2,768	98,181
								948	33,626
								2,242	79,524
J.M. Loree	50,000	0	—	39.00	10/18/2011
	62,500	0	—	30.96	10/16/2012
	50,000	0	—	31.31	10/15/2013
	50,000	0	—	41.43	10/15/2014
	18,750	6,250	—	47.29	12/12/2015
	12,500	12,500	—	51.14	12/11/2016
	6,250	18,750	—	51.13	12/10/2017
	0	63,400	—	33.35	12/9/2018
						31,301	1,105,440
								6,296	223,319
								3,318	117,689
								4,882	173,165
M. J. Mathieu	12,500	0	—	30.96	10/16/2012
	10,000	0	—	31.31	10/15/2013
	20,000	0	—	41.43	10/15/2014
	7,500	2,500	—	47.29	12/12/2015
	5,000	5,000	—	51.14	12/11/2016
	3,750	11,250	—	51.13	12/10/2017
	0	20,000	—	33.35	12/9/2018
						11,604	409,659
								2,646	93,836
								948	33,626
								2,146	76,119
D. R. McIlnay	25,000	0	—	24.88	10/3/2009
	12,500	0	—	30.96	10/16/2012
	10,000	0	—	39.74	1/23/2014
	15,000	0	—	41.43	10/15/2014
	15,000	0	—	47.29	12/12/2015
	15,000	0	—	51.14	12/11/2016
	15,000	0	—	51.13	12/10/2017
	15,000	0	—	33.35	12/9/2018
						2,038	69,326
								2,252	79,890
								874	31,001

Footnote to column (c)

All of the options identified in column (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) that were made prior to October 15, 2003 vested in two installments: 50% vested on the third anniversary of the date of grant and 50% vested on the fifth anniversary of the date of grant. All of the options that were granted on or after October 15, 2003 vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)

The awards identified in this column are time vesting restricted stock units that had not yet vested plus performance awards for the performance period from 2006 through 2008 as described on pages 12-14. The performance awards vested upon distribution in the first quarter of 2009. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated performance awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability.

With the exception of (i) 20,000 restricted stock units granted to John Lundgren in December 2006 that will vest, subject to his continued employment, on December 11, 2011, and (ii) 20,000 restricted stock units granted to Jeffery Ansell in February 2008 that will vest, subject to his continued employment, on February 19, 2011, the restricted stock units included in the totals set forth in this column were granted on December 12, 2005, December 11, 2006, December 10, 2007 and December 9, 2008 and vest in four equal annual installments beginning on the first anniversary of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. The number of such restricted stock units granted to each of the executives that had not vested as of January 3, 2009 was as follows: Mr. Lundgren: 4,688/9,375/14,063/13,000; Mr. Allan 313/938/2,813/5,600; Mr. Ansell: 313/1,250/2,813/5,600; Mr. Davis: 625/1,875/2,813/5,600; Mr. Loree: 1,563/3,125/4,688/18,656; Mr. Mathieu: 625/1,250/2,813/5,600; and Mr. McIlnay: 0/0/0/0.

Footnote to column (i):

The awards identified in this column are performance awards for the 2007-2009 and 2008-2010 performance periods and awards issued under the Special Bonus Program for the performance period that ends December 31, 2009. The three year awards vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. The Special Bonus Program Awards vest upon distribution, which will occur no sooner than the first quarter and no later than the third quarter of 2010.

Option Exercises and Stock Vested During 2008 Fiscal Year

The following table provides information concerning option exercises and shares vesting for each named executive officer during the Company’s 2008 fiscal year.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
J. F. Lundgren	0	0	14,062	459,406
D. Allan, Jr.	0	0	1,718	57,013
J. D. Ansell	0	0	1,874	62,164
H.W. Davis, Jr.	0	0	10,366	443,642
J. M. Loree	0	0	4,687	153,126
M. J. Mathieu	0	0	2,187	71,864
D. R. McIlnay	0	0	14,038	469,455

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under Stanley’s non-qualified defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. F. Lundgren	CEO Make Whole Arrangement	5	1,094,170	0
	The Stanley Works Supplemental Executive Retirement Program	5	1,993,387	0
D. Allan, Jr.	—	—	—	—
J. D. Ansell	—	—	—	—
H. W. Davis, Jr.	—	—	—	—
J. M. Loree	The Stanley Works Supplemental Executive Retirement Program	9.5	1,077,081	0
M. J. Mathieu	The Stanley Works Supplemental Executive Retirement Program	21.3	2,772,470	0
D. R. McIlnay	—	—	—	—

Footnote to Column (b) of Pension Benefits Table

CEO Make-Whole Retirement Arrangement

In connection with Mr. Lundgren’s hiring in 2004, Stanley agreed to keep Mr. Lundgren whole in respect of the supplemental retirement benefit he would have reasonably expected to have received from his prior employer had he continued his employment with his prior employer and had his compensation increased at the rate of 5% per year. The prior employer’s supplemental retirement benefit provides for a normal retirement benefit, calculated as a benefit payable annually for life, equal to 50% of the greater of the average of the highest cash compensation paid in the four consecutive years during the last ten years of employment or the average of the last four years of cash compensation (“Average Compensation”). For purposes of calculating the benefits he would have received from the prior employer, it was assumed that Mr. Lundgren’s 2003 compensation of $1,037,192 with his prior employer would have increased at the rate of 5% per year.

The supplemental retirement benefit payable by Stanley to make Mr. Lundgren whole will be determined based on Mr. Lundgren’s Average Compensation upon retirement (i.e., $1,037,192 assuming a compound 5% annual increase), but will be reduced by 4% per year for each year by which Mr. Lundgren elects to receive the benefit prior to age 62. This make-whole benefit will be offset by any retirement benefits that Mr. Lundgren receives from his prior employer and by any retirement benefits that Mr. Lundgren accrues under Stanley plans, including The Stanley Works Supplemental Executive Retirement Program, that do not represent his elective contributions (e.g., 401(k) plan contributions under the Stanley Account Value Plan or the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works) or his matching contributions under the Stanley Account Value Plan. For purposes of applying these offsets from Stanley’s plans, accrued retirement benefits will be treated as payable at the time and in the form in which the supplemental make-whole benefit is paid. At age 62, Mr. Lundgren will first be eligible to receive a single life annuity of approximately $124,000 from his prior employer and this amount will be applied as an offset with respect to the make-whole benefit calculated as a life annuity payable after age 62.

The Stanley Works Supplemental Executive Retirement Program

The Stanley Works Supplemental Executive Retirement Plan provides benefits on a non-qualified basis to certain executive officers of Stanley (“eligible employees”). An eligible employee becomes a participant in the plan upon the later of his 50th birthday or the completion of five years of service as an eligible employee (“pre-participation service”). Messrs. Lundgren, Loree and Mathieu are the only named executive officers who are eligible employees in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. Prior to 2009, a participant’s benefit will be reduced by the following offsets: (a) Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; (b) Social Security retirement benefits (with such benefits being determined and the offset being made when the participant has attained the earliest age at which he or she could retire and receive Social Security benefits, if the participant has terminated employment before reaching such age); and (c) Stanley-sponsored long-term disability benefits. The Plan was amended, effective January 1, 2009, to comply with regulations enacted under section 409A of the Internal Revenue Code. As a result, effective January 1, 2009, the benefit will be reduced only by the Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works. Benefits become vested after a participant reaches age 54 and completes five years of pre-participation service, and vested benefits will commence upon the participant’s termination of employment. Benefits will also become vested and commence if the participant becomes totally and permanently disabled after reaching age 50, or dies after reaching age 50. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. The normal form of payment under the plan for a married participant is a 100% joint and survivor annuity with the participant’s spouse as the joint annuitant that is an actuarial equivalent of the plan benefit determined as single life annuity unless an election is made to receive an actuarial equivalent lump sum payment or the single life annuity. The normal form of payment under the plan for an unmarried participant is the plan benefit determined as a single life annuity unless either an election is made to receive an actuarial equivalent lump sum payment or the participant was formerly married, was to receive a 100% joint and survivor annuity with the former spouse and elects a 100% joint survivor annuity with another beneficiary.

Footnote to Column (d) of Pension Benefits Table

The present value of the accumulated benefit of each named executive officer is based on the following assumptions: (i) that Mr. Lundgren will receive benefits in a lump sum at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Plan (age 60); (ii) that Mr. Mathieu will receive benefits as a 100% joint and survivor annuity at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Plan (age 60); (iii) that Mr. Loree will receive benefits in a lump sum at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Plan (age 60); (iv) the individual will not die or withdraw funds before retirement; (v) the PPA 2008 Optional Combined mortality table; and (vi) an interest rate of six and one quarter percent (6.25%). The accrued benefit in each case has continued to grow; the decrease in the 2008 present value is the net result of changes in assumptions, including an assumption that benefits will be paid in the form of a lump sum payment based on the terms of each plan and written elections made by participants.

Non-Qualified Defined Contribution and Deferred Compensation Plans

Participants in the Company’s Management Incentive Compensation Plan (“MICP”), including its executive officers, may defer receipt of annual awards pursuant to the MICP, provided the election to defer receipt is made in the calendar year prior to grant of the award.

The following relates to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, a non-qualified defined contribution plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. F. Lundgren	0	202,425	(105,164)	0	594,462
D. Allan, Jr.	39,400	16,137	(5,243)	0	241,126
J. D. Ansell	26,617	26,892	(67,133)	0	160,261
H. W. Davis, Jr.	90,520	51,687	(102,531)	0	639,099
J. M. Loree	193,570	91,598	(611,092)	0	1,305,625
M. J. Mathieu	0	32,084	(31,579)	0	152,727
D. R. McIlnay	30,547	44,102	(62,088)	0	265,371

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Account Value Plan, a tax-qualified 401(k) plan, are limited due to certain provisions of the Internal Revenue Code and the regulations. Stanley maintains the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works to provide executive officers and certain other employees with benefits that may not be provided under the Stanley Account Value Plan.

Pursuant to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, an eligible employee may elect to defer a portion of his or her compensation to be credited to a supplemental employee contributions account. The total amount deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, plus the amount the employee defers under the Stanley Account Value Plan, may not exceed 15% of his or her annual compensation. For this purpose, compensation includes salary, bonuses, foreign income earned as a Stanley employee, and amounts deferred or contributed at the election of the employee to the Stanley Account Value Plan or any other Company-sponsored plan under an arrangement described in Section 401(k) or 125 of the Internal Revenue Code. Prior to 2009, matching allocations with respect to compensation that is deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works are credited to the employee’s supplemental employer contributions account. Such allocations for a year prior to 2009, plus the matching allocations made for such a year prior to 2009 to the employee’s matching contributions account under the Stanley Account Value Plan, may not exceed 3.5% of the employee’s annual compensation. Matching allocations credited to the supplemental employer contributions account are 100% vested once a participant has completed three years of service and are not vested prior to the completion of three years of service. In addition, supplemental basic Cornerstone allocations may be made to an employee’s supplemental employer contributions account for a year prior to 2009, based on compensation above the level recognized under the Stanley Account Value Plan. Effective January 1, 2009, matching and Cornerstone Account allocations have been discontinued under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works for at least calendar year 2009.

Ordinarily, a participant receives a lump sum distribution of his or her total vested account balance under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works when he or she terminates employment, becomes totally and permanently disabled, or retires, and his or her beneficiary receives a lump sum distribution of his or her total vested account balance upon his or her death. Loans and in-service withdrawals are not permitted. The vested account balance of Mr. Lundgren under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works is required to be paid at the same time and in the same form as his benefit under the supplemental make-whole arrangement. The vested account balances of Messrs. Loree and Mathieu under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works are required to be paid a the same time and in the same form as their respective benefits under The Stanley Works Supplemental Executive Retirement Program.

Cornerstone allocations credited to an employee’s supplemental employer contributions account are 100% vested once the employee has completed three years of service, and are not vested prior to the completion of three years of service.

The Company also provides a supplemental Cornerstone allocation prior to 2009 for certain participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works that is in addition to the supplemental basic Cornerstone allocation. Supplemental Cornerstone allocations have been discontinued effective January 1, 2009 for at least calendar year 2009. None of the Company’s named executive officers is eligible to receive this additional Cornerstone allocation.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The executive contributions listed in column (b) are included in the compensation reported in column (c) of the Summary Compensation Table.

The company contributions listed in column (c) are included in the compensation reported in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

Participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Stanley Savings Center via telephone or Internet. During the plan year ended December 31, 2008, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Stock Fund (29.28%); Short Term Investment Fund 3.22%; SSgA US TIPS (2.66%); SSgA S&P 500 Index Fund (37.12%); SSgA U.S. Total Market Index Fund (37.56%); SSgA Foreign Equity Index Fund (43.36%); SSgA Bond Market Index Fund 5.27%; and SSgA Extended Market Index Fund (39.14%); LKCM Foreign Equity Index Fund (38.87%); Dodge & Cox International Stock Fund (46.69%); BGI Target Retirement Income Fund (14.85%); BGI Target Retirement Fund 2010 (16.87%); BGI Target Retirement Fund 2015 (22.05%); BGI Target Retirement Fund 2020 (25.74%); BGI Target Retirement Fund 2025 (29.10%); BGI Target Retirement Fund 2030 (31.81%); BGI Target Retirement Fund 2035(34.19%); BGI Target Retirement Fund 2040 (36.43%); BGI Target Retirement Fund 2045 (38.34%); BGI Target Retirement Fund 2050 (39.59%). The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Executive Officer Agreements

In February of 2004, Stanley entered into an employment agreement with Mr. Lundgren pursuant to which Mr. Lundgren agreed to serve as Stanley’s Chairman and Chief Executive Officer. On December 10, 2008, the employment agreement was amended and restated primarily to comply with rules under Section 409A of the Internal Revenue Code of 1986, as amended, governing time and form of payments. The changes do not generally affect the scope or amount of benefits Mr. Lundgren is entitled to receive under the employment agreement. The Form of Mr. Lundgren’s employment agreement, as amended and restated, is on file as an exhibit to Stanley’s Annual Report on Form 10-K for the year ended January 3, 2009.

While employed by Stanley, Mr. Lundgren will receive an annual base salary of at least $1,050,000, subject to review for increase annually however, a previously noted, for at least fiscal years 2009 and 2010 base salaries for executive officers will only be considered at 24 month intervals. As of January 3, 2009, Mr. Lundgren’s annual base salary was $1,050,000. Mr. Lundgren is entitled to participate in the MICP with an annual target bonus opportunity equal to 100% of his annual base salary and with a maximum potential award equal to 200% of his annual base salary. Mr. Lundgren also is entitled to participate in all employee benefit plans as are generally made available to Stanley’s senior officers.

Under his employment agreement, if Mr. Lundgren’s employment is terminated by Stanley without cause or if Mr. Lundgren terminates his employment as a result of a constructive termination of employment, the employment agreement provides that (i) Mr. Lundgren will receive a lump sum in cash equal to the sum of, two times his annual base salary plus his target annual bonus opportunity; (ii) Mr. Lundgren and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iii) Mr. Lundgren will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; and (iv) Mr. Lundgren will be subject to a twenty-four month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, Mr. Lundgren is required to execute a general release of claims. In addition, upon termination of his employment, Stanley will provide Mr. Lundgren with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other Stanley retirees; provided, however, Stanley is not required to provide such access if Mr. Lundgren’s employment is terminated for cause. For a discussion of the retirement provisions of the employment agreement, see “CEO Make-Whole Retirement Arrangement” discussed on page 26. See the “Termination Provisions Summary” table on page 31 for information regarding payments which would have become payable to Mr. Lundgren under the terms of his employment agreement if his employment had terminated effective January 2, 2009.

As previously disclosed, Mr. McIlnay retired from Stanley as of December 31, 2008 and in connection therewith, Stanley and Mr. McIlnay entered into an Agreement and General Release, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2009. Under the terms of the Agreement and General Release, Mr. McIlnay has agreed not to compete with Stanley during the period in which he is receiving the monthly payments described below, agreed not to solicit Stanley employees for employment purposes for a period of two years, and provided a general release of claims to Stanley. In consideration for Mr. McIlnay agreeing to the foregoing restrictive covenants and the general release, Stanley has agreed, among other things, to pay Mr. McIlnay $35,833.33 per month for a period of twelve months and to provide Mr. McIlnay with continuation of health benefits for twelve months. Mr. McIlnay will also be deemed a retiree for purposes of outstanding stock option, restricted stock unit and long term performance awards. For additional details on payments to Mr. McIlnay in connection with his retirement, see the “Termination Provisions Summary” table on page 37.

Termination and Change in Control Provisions

Stanley has adopted a separation pay policy applicable to executive officers and certain other members of management pursuant to which Stanley will provide separation pay upon a termination of employment that is permanent, involuntary, initiated by the Company through no fault of the affected employee, and is the direct result of a job elimination or combination with another position. The purpose of the policy is to help affected individuals transition to new employment without any loss in base compensation for a specified period. Pursuant to this policy, subject to adjustment, as required to comply with Section 409A of the Internal Revenue Code of 1986, as amended, a named executive officer who qualifies for separation pay under the policy would receive up to one year’s pay at his or her annual base salary at the date of termination, continued life, AD&D, medical, dental and vision insurance coverage through the end of the month in which he or she receives separation pay, provided he or she makes the necessary contributions, and would be allowed 180 days plus two calendar months to exercise any vested but unexercised stock options. Any employee who is at least 55 years of age and has at least 20 years of consecutive service with the Company at the time of termination also would be eligible to receive a special medical subsidy equal to 50% of normal COBRA costs for a maximum of 18 months. The separation pay policy would not apply to Messrs. Lundgren or McIlnay, whose severance would be governed by the terms of their agreements as described above.

The Company’s 2006 Management Incentive Compensation Plan (“MICP”), its 1997 and 2001 Long Term Incentive Plans (the “1997 LTIP” and the “2001 LTIP” or, collectively, “LTIPs”), and change in control severance agreements with each of Messrs. Lundgren, Allan, Ansell, Davis, Loree and Mathieu and other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

A Change in Control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of Stanley’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least  2/3 of the incumbent directors; (iii) consummation of a merger or consolidation of Stanley or any direct or indirect subsidiary of Stanley with any other corporation or entity other than (a) a merger or consolidation where the voting securities of Stanley continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of Stanley in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of Stanley’s then outstanding securities; or (iv) Stanley’s shareowners approve a plan of complete liquidation or dissolution of Stanley or there is consummated an agreement for the sale or disposition by Stanley of all or substantially all of its assets unless the shareowners of Stanley own at least 50% of the acquiring entity in substantially the same proportions as their ownership of Stanley immediately prior to such sale.

Unless otherwise determined by the Compensation Committee at the time of grant of an award, upon the occurrence of a Change in Control of Stanley, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, pro rata, assuming achievement at target and all restrictions applicable to restricted stock and restricted stock units will immediately lapse.

Stanley initially entered into a Change in Control Agreement with Mr. Lundgren when he commenced employment on March 1, 2004, and with each of Messrs. Davis, Loree and Mathieu on May 9, 2003; and with Mr. Ansell on October 13, 2006. Stanley entered into amended and restated Change in Control Agreements with each of the foregoing executives on December 10, 2008 in order to comply with the rules of Section 409A of the Internal Revenue Code, as amended. The changes reflected in the amended and restated Change in Control Agreements do not generally affect the scope or amount of benefits the respective executive officer would be entitled to receive. Stanley entered into the amended and restated Change in Control Agreement with Mr. Allan on February 23, 2009. Prior to that date, Mr. Allan was a participant in Stanley’s Special Severance Plan. The Form of Mr. Lundgren’s Change in Control Agreement is filed as an Exhibit to Stanley’s Annual Report on Form 10-K for the year ended January 3, 2009. The Form of Change in Control Agreement with Messrs. Allan, Ansell, Davis, Loree and Mathieu are on file as an exhibit to Stanley’s Annual Report on Form 10-K for the year ended January 3, 2009.

These agreements provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. In addition, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. In order to receive benefits under these agreements, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control.

The agreements provide for the following upon a qualifying termination: (i) a lump sum cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan, Ansell, Davis and Mathieu) annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan, Ansell, Davis and Mathieu) average annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan, Ansell, Davis and Mathieu) (or, if shorter, until similar benefits are provided by the executive officer’s new employer); (iv) a payment reflecting the actuarial value of an additional 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan, Ansell, Davis and Mathieu) of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by Stanley; and (v) outplacement services (with the cost to the Company capped at $50,000). The executive officers will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

Set forth at pages 31-37 are tables setting forth the dollar amounts that would have been payable at January 2, 2009 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $35.47, the closing price of Stanley stock on January 2, 2009, the last business day of Stanley’s fiscal year ended January 3, 2009.

TERMINATION PROVISIONS SUMMARY

John F. Lundgren

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	4,100,000	7,192,336	0	0	0
Pro-rata bonus for year of termination	0	0	1,213,210	1,000,000	1,213,210	1,213,210	0
SERP/Retirement Plan	3,453,339	3,453,339	3,453,339	4,256,001	3,453,339	3,453,339	3,453,339
Supplemental Account Value Plan contributions	0	0	0	1,028,125	0	0	0
Executive benefits & perquisites	0	0	0	89,058	0	0	0
Post-termination life insurance	0	0	98,182	147,273	0	0	0
Post-termination health & welfare	0	0	29,541	44,311	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	202,109	202,109	202,109	0
Vesting of restricted stock	0	0	0	2,168,139	2,168,139	2,168,139	0
Vesting of performance shares	0	0	0	1,409,772	1,112,748	1,112,748	0

TERMINATION PROVISIONS SUMMARY

Donald Allan, Jr.

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	287,500	602,501	0	0	0
Pro-rata bonus for year of termination	0	0	152,864	126,000	152,864	152,864	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account Value Plan contributions	0	0	0	58,331	0	0	0
Executive benefits & perquisites	0	0	0	18,542	0	0	0
Post-termination life insurance	0	0	8,700	13,050	0	0	0
Post-termination health & welfare	0	0	6,954	14,662	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	42,500	42,500	42,500	0
Vesting of restricted stock	0	0	0	342,782	342,782	342,782	0
Vesting of performance shares	0	0	0	120,405	101,297	101,297	0

TERMINATION PROVISIONS SUMMARY

Jeffery D. Ansell

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	391,666	1,381,305	0	0	0
Pro-rata bonus for year of termination	0	0	290,800	240,000	290,800	290,800	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account Value Plan contributions	0	0	0	97,770	0	0	0
Executive benefits & perquisites	0	0	0	67,875	0	0	0
Post-termination life insurance	0	0	6,708	16,770	0	0	0
Post-termination health & welfare	0	0	12,470	42,854	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	786,508	0	0	0
Vesting of stock options	0	0	0	53,125	53,125	53,125	0
Vesting of restricted stock	0	0	0	1,063,249	1,063,249	1,063,249	0
Vesting of performance shares	0	0	0	261,122	205,430	205,430	0

TERMINATION PROVISIONS SUMMARY

Hubert W. Davis, Jr.

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	360,000	1,561,215	0	0	0
Pro-rata bonus for year of termination	0	0	258,413	213,000	258,413	258,413	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account Value Plan contributions	0	0	0	220,875	0	0	0
Executive benefits & perquisites	0	0	0	72,450	0	0	0
Post-termination life insurance	156,386	156,386	156,386	156,386	156,386	0	156,386
Post-termination health & welfare	0	0	6,957	35,187	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	42,500	42,500	42,500	0
Vesting of restricted stock	0	0	0	387,084	387,084	387,084	0
Vesting of performance shares	0	0	0	272,473	209,369	209,369	0

TERMINATION PROVISIONS SUMMARY

James M. Loree

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	605,000	3,614,637	0	0	0
Pro-rata bonus for year of termination	0	0	562,929	464,000	562,929	562,929	0
SERP/Retirement Plan	0	0	0	2,828,995	0	0	0
Supplemental Account Value Plan contributions	0	0	0	355,419	0	0	0
Executive benefits & perquisites	0	0	0	89,250	0	0	0
Post-termination life insurance	0	0	0	43,500	0	0	0
Post-termination health & welfare	0	0	11,248	49,799	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	134,725	134,725	134,725	0
Vesting of restricted stock	0	0	0	994,260	994,260	994,260	0
Vesting of performance shares	0	0	0	655,707	512,771	512,771	0

TERMINATION PROVISIONS SUMMARY

Mark J. Mathieu

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	0	0	340,000	1,461,975	0	0	0
Pro-rata bonus for year of termination	0	0	247,494	204,000	247,494	247,494	247,494
SERP/Retirement Plan	3,255,178	3,255,178	3,255,178	4,389,757	3,255,178	2,078,800	3,255,178
Supplemental Account Value Plan contributions	0	0	0	209,843	0	0	0
Executive benefits & perquisites	0	0	0	69,375	0	0	0
Post-termination life insurance	69,496	69,496	69,496	69,496	69,496	0	69,496
Post-termination health & welfare	0	0	6,957	34,016	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	0	0	0	42,500	42,500	42,500	42,500
Vesting of restricted stock	0	0	0	364,915	364,915	364,915	364,915
Vesting of performance shares	0	0	0	202,841	145,279	145,279	145,279

TERMINATION PROVISIONS SUMMARY

Donald R. McIlnay

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	—	—	—	—	—	—	430,000
Pro-rata bonus for year of termination	—	—	—	—	—	—	250,000
SERP/Retirement Plan	—	—	—	—	—	—	0
Supplemental Account Value Plan contributions	—	—	—	—	—	—	0
Executive benefits & perquisites	—	—	—	—	—	—	17,375
Post-termination life insurance	—	—	—	—	—	—	93,653
Post-termination health & welfare	—	—	—	—	—	—	11,438
Outplacement							0
280G tax gross up	—	—	—	—	—	—	0
Vesting of stock options	—	—	—	—	—	—	31,875
Vesting of restricted stock	—	—	—	—	—	—	398,186
Vesting of performance shares	—	—	—	—	—	—	154,435

Footnotes to Termination Provision Summary Tables

The Company’s MICP provides that, upon an occurrence of a change in control, payments will be made on a pro rata basis, assuming performance at target, as discussed above. The Company’s MICP provides that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability, death or retirement, payments will be made on a pro rata basis based on actual performance. Due to his age and length of service, Mr. Mathieu would be entitled to a pro rata bonus based on actual performance upon termination for retirement in accordance with the terms of the MICP.

As discussed above, under the terms of his employment agreement, if the Company terminates Mr. Lundgren’s employment for any reason other than cause, death or disability, or Mr. Lundgren terminates his employment without good reason, the Company will provide Mr. Lundgren and his eligible dependents with life, disability, health, and accident insurance at his cost immediately prior to his termination until the earlier of 24 months from the date of termination or Mr. Lundgren’s employment by a new employer.

Under the terms of the Change in Control Severance Agreements between the Company and Messrs. Lundgren, Ansell, Davis Loree, and Mathieu, these executives would be entitled to life, disability, health and accident insurance coverage for a period of 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Ansell, Davis and Mathieu) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2008 multiplied by the appropriate period of time. The information provided in the table above for Mr. Allan reflects what he would have received as of January 2, 2009 while he was covered under Stanley’s Special Severance Plan. As of February 23, 2009, Mr. Allan entered into the same Form of Change in Control and Severance Agreement with the Company as Messrs. Ansell, Davis and Mathieu.

Due to age and length of service, Messrs. Davis and Mathieu would be entitled to a lump sum final payment for life insurance upon termination of employment for any reason per the policy provisions.

As previously announced, Mr. McIlnay retired as of December 31, 2008 and therefore the amounts disclosed for Mr. McIlnay reflect only that triggering event. Pursuant to the Agreement and General Release previously described on page 29 and filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2009, among other things, (i) Mr. McIlnay’s severance will be paid in an amount equal to $35,833.33 per month for a period of twelve months beginning January 1, 2009 and ending in December 2009; (ii) Mr. McIlnay will continue to receive health benefits for twelve months; (iii) Mr. McIlnay is deemed a retiree for purposes of outstanding stock option, restricted stock unit, long term performance awards and bonus under MICP; (iv) in April 2009, the Company will make the payment to fund Mr. McIlnay’s retiree life insurance benefit per the policy provisions; and (v) Mr. McIlnay may continue the use of the Company provided automobile until July 31, 2009 and he may continue to participate in the financial planning program for 2009.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $2,000/per year as the cost of annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement, death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. It is not possible to project with any accuracy the distributions that would be made for the 2007-2009 and the 2008-2010 performance periods. The calculations with respect to distributions upon retirement, death or disability therefore are based on the awards that were distributed during the first quarter of 2009 for the 2006-2008 performance period and on performance at target for the 2007-2009 and 2008-2010 performance periods. Due to his age and length of service, Mr. Mathieu would be entitled to such a pro rata distribution upon termination for retirement in accordance with the terms of the awards.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. Accordingly, the Chairman of the Corporate Governance Committee annually collects market data regarding director compensation and reviews that data with the Corporate Governance Committee. The Corporate Governance Committee then considers whether, in light of that data, any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation. See the discussion on pages 5-6 under the heading “Compensation” for a description of the compensation provided to the non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Breen	85,000	(13,622)	0	0	0	0	71,378
Patrick D. Campbell	15,453	0	0	0	0	0	15,453
Carlos M. Cardoso	75,000	72,898	0	0	0	0	147,898
Virgis W. Colbert	75,000	(13,622)	0	0	0	0	61,378
Robert B. Coutts	75,000	72,898	0	0	0	0	147,898
Eileen S. Kraus	85,000	(13,622)	0	0	0	0	71,378
Marianne M. Parrs	51,305	72,898	0	0	0	0	124,203
Lawrence A. Zimmerman	81,841	26,609	0	0	0	0	108,450

Footnote to Columns (c) and (d) of Director Compensation Table:

The amounts set forth in columns (c) and (d) reflect the dollar amount associated with all outstanding restricted stock unit and stock option awards recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009 in accordance with FAS123(R). Due to the fact that the restricted stock unit awards will be settled in cash, the value of the liability payable to the directors is adjusted to the current market value of the Company’s common stock each period. There is a negative number, or reduction in fair value, shown for certain directors as a result of the change in the market value of the Company’s common stock from fiscal year end 2007 to fiscal year end 2008. With the exception of Mr. Campbell, each director received a grant of 2,000 restricted share based grants which must be settled in cash with dividend equivalent rights on April 23, 2008. The grant date fair value of those awards was $100,040. Mr. Campbell was not a member of our Board of Directors at the time those awards were made.

Prior to 2004, the Company made grants of stock options to directors pursuant to the Company’s Stock Option Plan for Non-Employee Directors. That plan expired in September 2004 and a Restricted Stock Unit Plan for Non-Employee Directors was adopted in April 2004. Commencing in 2004, directors have received restricted share based grants which must be settled in cash and have not received grants of stock options. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year end for each director is as follows:

Name	Aggregate Stock-Related Awards Outstanding (#)	Aggregate Option Awards Outstanding (#)
J. G. Breen	9,500	3,000
P. D. Campbell	0	0
C. M. Cardoso	2,000	0
V. W. Colbert	9,500	2,318
R. B. Coutts	2,000	0
E. S. Kraus	9,500	13,500
M. M. Parrs	2,000	0
L. A. Zimmerman	6,000	0

ITEM 2—APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The second item of business to be considered is the approval of independent registered public accounting firm for the 2009 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (“Ernst & Young”), as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2009, unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors for the last 65 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR approving Ernst & Young LLP as independent registered public accounting firm for the year 2009.

Fees of Independent Auditors

General.    In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2008, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2008. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2007 and 2008 were as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2007 and 2008 were $6,637,610 and $6,341,236 respectively.

Audit Related Fees.    The aggregate fees billed by Ernst & Young to the Company in 2007 and 2008 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $227,000 and $11,000 respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees.    The aggregate fees billed by Ernst & Young to the Company in 2007 and 2008 for professional services rendered for tax compliance, tax advice and tax planning were $2,474,032 and $3,186,560 respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees.    There were no fees billed by Ernst & Young to the Company for services rendered by Ernst & Young, other than for audit services, audit related services and tax services in either 2007 or 2008.

ITEM 3—APPROVAL OF THE STANLEY WORKS 2009 LONG-TERM INCENTIVE PLAN

Stanley is seeking shareholder approval of The Stanley Works 2009 Long-Term Incentive Plan (the “2009 LTIP “). The 2009 LTIP is necessary because of our decision in December 2005 to reduce by 50% the number of shares underlying stock option grants and increase the number of awards in respect of restricted stock units and restricted stock. Stanley’s 2001 Long-Term Incentive Plan (the “2001 LTIP”) contains a limit of one million shares for restricted stock and restricted stock units; of which only 254,983 remain available. As a result, Stanley no longer has sufficient share capacity available under the 2001 LTIP to fund the anticipated Full Value Awards (as hereinafter defined) to key employees and certain other individuals. The change in the allocation between options and restricted stock units was approved because of our belief that the resulting blend of options and restricted stock units more accurately reflects the pattern of equity-based awards that prevails in our Peer Group and in the external market generally.

The Board adopted the 2009 LTIP on February 17, 2009, to be effective as of January 4, 2009, and is recommending that the shareholders approve the 2009 LTIP at the Annual Meeting. The 2009 LTIP is substantially similar to the 2001 LTIP other than the following material changes: (i) addition of a definition of “Full Value Award” (any award that is settled by the issuance of Stanley common stock, other than a stock option or a Stock Appreciation Right (“SAR”)), (ii) the number of shares available for Full Value Awards was increased from 1 million (under the 2001 LTIP) to 2.5 million, (iii) shares subject to outstanding awards under the 2001 LTIP and the 1997 LTIP (as hereinafter defined) that are forfeited or cancelled will be available for use under the 2009 LTIP, (iv) the terms of stock options and SARs are limited to 10 years from the date of grant, (v) dividend equivalents are prohibited for awards in connection with stock options and SARs, and (vi) repricing is not permitted without shareholder approval, other than in connection with certain acquisitions and adjustments.

The 2009 LTIP is designed to comply with the requirements of applicable federal and state securities laws, and the Internal Revenue Code of 1986, as amended (the “Code”), including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). The summary that follows is qualified in its entirety by reference to the full text of the 2009 LTIP, a copy of which is attached hereto as Exhibit A.

The 2009 LTIP permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) SARs, (iii) restricted stock and restricted stock units (“RSUs”), (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on Stanley common stock (“Other Stock-based Awards”). Under the 2009 Plan, awards may be granted until January 3, 2019. Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.

The Board has authorized the issuance of five million one hundred thousand shares of Stanley common stock (6.33% of the total shares outstanding on February 27, 2009) in connection with awards pursuant to the 2009 LTIP. No more than one million of those shares are available for the exercise of ISOs. In addition, no more than two million five hundred thousand of those shares are available for the granting of Full Value Awards. The number of shares with respect to options and SARs that may be granted under the 2009 LTIP to any individual participant in any three-year period during the term of the 2009 LTIP may not exceed four million shares. The maximum fair market value of payments to any executive officer made in connection with any long-term performance awards, other than SARs and stock options, shall not exceed, during any three-year period, two percent of Stanley’s shareholder’s equity as of the end of the year immediately preceding the commencement of such three-year period.

All shares available for granting awards in any year that are not used will be available for use in subsequent years. If any shares subject to any award under the 2009 LTIP or under the 2001 LTIP or Stanley’s 1997 Long-Term Incentive Plan (the “1997 LTIP”) are forfeited or cancelled, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the 2009 LTIP. If another company is acquired by Stanley or a Stanley affiliate, any awards made and any Stanley shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company may be deemed to have been granted under the 2009 LTIP, except for grants to persons who become executive officers of Stanley, and would not decrease the number of shares available for grants under the 2009 LTIP. Upon approval by the shareholders of the 2009 LTIP, the 2001 LTIP will be amended to provide that no new awards may be granted as of the effective date of the 2009 LTIP (January 4, 2009). Accordingly, no awards have been (and no new awards will be) granted under the 2001 LTIP, effective January 4, 2009, unless the 2009 LTIP is not approved by our shareholders. Stanley’s ability to grant new awards under the 1997 LTIP expired on September 16, 2007.

Purpose

The purpose of the 2009 LTIP is to provide incentive and other awards that are designed to provide appropriate incentives and rewards to key employees and certain other individuals who are contributing to Stanley’s future success and prosperity, thus enhancing the value of Stanley for its shareholders and enabling Stanley to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of Stanley depend.

Plan Administration

The 2009 LTIP is administered by the Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”), which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 5). The Compensation Committee may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2009 LTIP will be binding on all interested parties. The Compensation Committee may delegate to officers or managers of Stanley certain authority with respect to the granting, cancellation and modification of awards other than awards to executive officers of Stanley.

Amendment; Termination

The Board may amend, suspend or terminate the 2009 LTIP, including amendments that might increase the cost of the 2009 LTIP to Stanley, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the granting of options, SARs or other stock-based awards including rights to purchase shares at prices below fair market value at the date of the grant of the award, other than as described below.

Eligibility

Awards may be made by the Compensation Committee to any salaried employee of Stanley or of any affiliate or any non-employee director of an affiliate; provided that ISOs may only be granted to employees of Stanley. Currently, there are approximately 66 individuals whom Stanley believes would be eligible to participate in the 2009 LTIP subject to any necessary approvals by the Compensation Committee.

Terms and Conditions of Options

An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than ten years from the date of grant) at a fixed price, affording the participant an opportunity to benefit from appreciation in the market price of Stanley common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. The Compensation Committee may accelerate the exercisability of outstanding stock options at such times and under such circumstances as it deems appropriate. Stock options are exercisable during a grantee’s lifetime only by the grantee. In addition, ISOs awarded under the 2009 LTIP must comply with the requirements of Section 422 of the Code.

The stock option exercise price will be as determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the Stanley common stock on the date of grant. The exercise price may be fully paid in cash, by delivery of Stanley common stock previously owned by the grantee equal in value to the exercise price, or by having shares of Stanley common stock with a value (on the date of exercise) equal to the exercise price, withheld by Stanley (or in any combination of the foregoing). A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.

Stock Appreciation Rights

Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of Stanley common stock over the grant price of the SAR. Subject to the provisions of the 2009 LTIP, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than ten years from the date of grant.

Restricted Stock, RSUs and Performance Awards

An award of restricted stock is an award of Stanley common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. An award of RSUs creates a right in the grantee to receive Stanley common stock at the end of a specified period. Performance awards may provide that upon vesting the grantee will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Compensation Committee shall determine, and shall be payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Shares granted as performance awards are shares of Stanley common stock that are subject to restrictions based upon the attainment of performance objectives established by the Compensation Committee. Such performance objectives may be based on various financial measures of Stanley’s performance, upon cost targets, reductions or savings, upon strategic business criteria, or upon a grantee’s attainment of specific objectives set by Stanley for that grantee’s performance. Restricted stock, RSUs and shares granted as performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.

Upon the award of restricted stock or shares granted as performance awards, the grantee will have the rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the grantee’s award document. An award of RSUs does not confer stockholder rights on the grantee, other than dividend rights, during the specified restricted period.

Dividend Equivalents

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of restricted stock, RSUs, or a performance award will vest (or be forfeited) and will settle at the same time as the underlying award to which they relate. Under the 2009 LTIP, dividend equivalents are prohibited for awards in connection with stock options or SARs.

Other Stock-Based Awards

Other stock-based awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stanley common stock.

Change in Control

Generally, any outstanding stock options and SARs will become immediately exercisable and all restrictions applicable to restricted stock and restricted stock units (whether or not granted as performance awards) will lapse automatically upon a “change in control” of Stanley (as defined in the 2009 LTIP).

Restrictions on Transfer

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant non-qualified stock options that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.

Adjustment

The Compensation Committee may adjust the number and type of shares that may be made the subject of new awards or are then subject to outstanding awards and other award terms, and may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which are subject to the three year, per-participant limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting Stanley or its financial statements or of changes in applicable laws, regulations or accounting principles. Other than in connection with the foregoing extraordinary corporate events, however, outstanding awards may not be amended to reduce the purchase price per share purchasable under a stock option or the grant price of SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original stock options or SARs, as applicable, without shareholder approval.

Certain Federal Income Tax Considerations

THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO AWARDS GRANTED UNDER THE 2009 LTIP IS A SUMMARY ONLY, AND REFERENCE IS MADE TO THE INTERNAL REVENUE CODE AND REGULATIONS PROMULGATED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL TAX PROVISIONS. HOLDERS OF AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE REALIZATION OF ANY SUCH AWARDS, AND HOLDERS OF STANLEY COMMON STOCK PURSUANT TO AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE DISPOSING OF ANY SUCH SHARES. SECTION 16 INDIVIDUALS SHOULD NOTE THAT SOMEWHAT DIFFERENT RULES THAN THOSE DESCRIBED BELOW MAY APPLY TO THEM. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. Under current federal income tax laws, awards under the 2009 LTIP will generally have the following tax consequences:

The grant of a stock option or SAR under the 2009 LTIP will create no tax consequences for the participant or Stanley. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the 2009 LTIP, including non-qualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, Stanley generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, Stanley will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2009 LTIP. Different tax rules may apply to specific participants and transactions under the 2009 LTIP.

2009 LTIP Benefits

As discussed on pages 12-15, above, the Company’s long-term incentive programs generally include time-vesting stock options and restricted stock units, most of which are granted in December of each year, and performance awards that are typically granted during the first quarter of each year with a three year measurement period. Performance awards that have been approved for issuance under the 2009 LTIP, subject to shareholder approval, relate to the 2009-2011 measurement period. The threshold, target and maximum number of shares that have been approved for issuance to each of the officers identified in the Summary Compensation Table, all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group are as follows:

Performance Award Grants

Name and Principal Position	Threshold	Target	Maximum
John F. Lundgren,	26,067	52,135	104,270
Chairman and CEO

Donald Allan, Jr.,	3,475	6,951	13,903
Vice President and CFO

Jeffery D. Ansell,	3,972	7,944	15,889
Vice President & President, Stanley Consumer Tools Group

Hubert W. Davis, Jr.,	3,624	7,249	14,498
Senior Vice President, Business Transformation

James M. Loree,	10,096	20,192	40,384
Executive Vice President and COO, Former Executive Vice President and CFO

Mark J. Mathieu,	3,376	6,753	13,506
Vice President, Human Resources

Donald R. McIlnay,	0	0	0
Former Senior Vice President and President, Industrial Tools Group and Emerging Markets

All current executive officers as a group	63,511	127,028	253,758

All current non-employee directors as a group	0	0	0

All employees (not including executive officers) as a group	74,784	149,568	268,636

The number of stock options and time vesting RSUs that will be granted under the 2009 LTIP during 2009 is not yet determinable. Grants of stock options and restricted stock units issued to the individuals named in the Summary Compensation Table under our 2001 LTIP during 2008 are set forth in the Grant of Plan Based Awards Table on page 21. The awards issued under the 2001 LTIP to all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group during 2008 are as follows:

Stock Option and RSU grants

	Options	RSUs
All current executive officers as a group	341,210	100,206
All current non-employee directors as a group	0	0
All employees (not including executive officers) as a group	508,150	135,830

Compensation plans under which Stanley’s equity securities are authorized for issuance at January 3, 2009 follow:

Plan category	(A) Number of securities to be issued upon exercise of outstanding options and stock awards	(B) Weighted-average exercise price of outstanding options	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	8,132,898(1)	$37.08(2)	6,278,122
Equity compensation plans not approved by security holders	(3)	(3)	(3)
Total	8,132,898	$37.08	6,278,122

(1)	Consists of shares underlying outstanding stock options (whether vested or unvested), shares underlying time-vesting restricted stock units that have not yet vested, and the maximum number of shares that will be issued pursuant to outstanding long term performance awards if all established goals are met. All stock-based compensation plans are discussed in Note K Capital Stock of the Notes to the Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2009.

(2)	There is no cost to the recipient for shares issued pursuant to time-vesting restricted stock units or long term performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price which pertains solely to outstanding stock options.

(3)	There is a non-qualified deferred tax savings plan for highly compensated salaried employees which mirrors the qualified plan provisions, but was not specifically approved by security holders. U.S. employees are eligible to contribute from 1% to 15% of their salary to a tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Item 8 Note M Employee Benefit Plans to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ending January 3, 2009. Prior to 2009, the Company contributed an amount equal to one-half of the employee contribution up to the first 7% of their salary. The investment of the employee’s contribution and the Company’s contribution is controlled by the employee participating in the plan and may include an election to invest in Company stock. The same matching arrangement was provided for highly compensated salaried employees in the “non-qualified” plan, except that the arrangement for these employees was outside of the ESOP, and was not funded in advance of distributions. Shares of the Company’s common stock may be issued at the time of a distribution from the plan. The number of securities remaining available for issuance under the plan at January 3, 2009 is not determinable, since the plan does not authorize a maximum number of securities.

Vote

As long as holders representing at least a majority of the outstanding shares of Stanley common stock outstanding as of February 27, 2009 are present at the Annual Meeting in person or by proxy, the proposal to adopt the 2009 LTIP will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal.

The Board of Directors Recommends A Vote “FOR” Approval of the Adoption of the 2009 LTIP.

ITEM 4—SHAREHOLDER PROPOSAL

The following proposal was submitted by a shareholder of the Company. The Company is not responsible for the contents of the proposal. Shareholdings of the proposing shareholder, as well as its name and address, will be supplied promptly upon oral or written request.

RESOLVED: That the shareholders of The Stanley Works (the “Company”) urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and to require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement of Proposing Shareholder

We believe the election of directors is the most powerful way our Company’s shareholders influence the strategic direction of our Company. Currently, the Board is divided into three classes of three members each. Each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one-third of the directors each year.

The staggered term structure of the Company’s Board is not in the best interest of the shareholders because it reduces accountability and is an unnecessary anti-takeover device. Shareholders should have the opportunity to vote on the performance of the entire Board of Directors each year. We feel that such annual accountability serves to keep directors closely focused on the performance of top executives and on increasing shareholder value. Annual election of all directors give shareholders the power to either completely replace their Board, or replace a majority of directors, if a situation arises which warrants such drastic action.

We do not believe de-staggering the Board of our Company will be destabilizing to our Company or impact the continuity of director service. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected with over 95 percent shareholder approval, although the last two years a significant number of shareholders withheld votes for board members because shareholders’ request for annual elections has not been implemented.

There are indications from studies that classified boards and other anti-takeover devices have an adverse impact on shareholder value. A 1991 study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, including those with classified boards, are “significantly less likely to exhibit outstanding long-term performance relative to their industry peers.”

Statement of Board of Directors Recommending A Vote Against This Shareholder Proposal

The Board of Directors has given careful consideration to the shareholder proposal requiring that all members of the Board be elected annually. The Board takes the views of its shareholders seriously and recognizes that a significant number of shares that were voted supported a similar proposal presented at the Annual Meetings from 2004 through 2008. As a result, in connection with the Board’s consideration of this year’s proposal, management again consulted outside counsel and its proxy solicitors. The Board has determined after careful review that this proposal is not in the best interest of Stanley or our shareholders, and unanimously recommends that you vote against it.

Classified boards of directors are common among large public corporations. According to a 2008 report by RiskMetrics Group, 50% of the companies in the S&P 1,500, 36% of the companies in the S&P 500, 57% of the companies in the S&P MidCap 400, and 56% of the companies in the S&P SmallCap 600 have classified boards. Of the companies in Stanley’s Peer Group, The Black and Decker Corporation, Cooper Industries, Ltd., Danaher Corporation, Illinois Tool Works, Inc., Ingersoll-Rand Company Limited, Masco Corporation, Newell Rubbermaid Inc., Snap-On Incorporated, and The Sherwin-Williams Company, more than half have classified boards of directors.

Stanley currently has three classes of directors with members serving three-year terms. The directors are grouped into three classes approximately equal in number and serve staggered three-year terms. Thus, each year approximately one-third of the Board is up for election. This method of electing directors was adopted in 1983 by the affirmative vote of more than 75% of the outstanding shares of the Company.

The Board believes that the classified board has served the Company and its shareholders very well over the last twenty-five years and continues to be in the best interests of shareholders. It provides continuity and stability of leadership to ensure that the majority of directors will always have prior experience as directors of Stanley. The Board believes that a classified board is best suited to maximize both short and long-term shareholder value. For instance, continuity on the Board is critical to developing, refining and executing our long-term strategic goals. The Board also believes that continuity provides directors with a robust historical perspective on Stanley’s business and products and enhances the Board’s ability to make fundamental decisions that are best for Stanley—decisions on strategic transactions, significant capital commitments, and careful deployment of financial and other resources.

It is also the Board’s opinion that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors. It permits them to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board each year. The Board believes that the freedom to focus on the long-term interests of the Company, instead of on the re-nomination process, leads to greater independence and better governance.

In the Board’s estimation, these beliefs are supported by Stanley’s consistent strong performance over both the short- and long-term. Several of Stanley’s directors have served for more than one three-year term and, over that time, have gained experience with the Company’s businesses and products and helped to shape and develop the Company’s long-term strategic plan. Over the past five fiscal years, for example, Stanley’s net earnings have grown at an average rate of 24% annually and its per share quarterly dividends have increased 23%. Over the past ten fiscal years, net earnings have grown at an average rate of 9% annually, the stock price has strengthened 47% and quarterly dividends have increased more than 40%. The Board believes that its collective experience, familiarity with the Company’s business and products has contributed substantially to this performance.

The Board also believes that the classified board structure enhances the Board’s ability to negotiate the best results for shareholders in a takeover situation. Absent a classified board, a potential acquirer could gain control of Stanley by replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast and without paying any premium to Stanley’s shareholders. With a classified board of directors, potential acquirers are forced to negotiate with the Board because at least two annual meetings would be required before a potential acquirer could effect a change in control of the Board. Therefore, a classified structure gives the Board the time and leverage necessary to negotiate on behalf of shareholders, to evaluate the adequacy and fairness of any takeover proposal, and to consider alternative methods of maximizing shareholder value. The Board believes that this negotiating ability is very important to ensure that shareholder value is maximized in the event of an unsolicited takeover.

The proponent of the proposal cites a 1991 study by Lilli Gordon and John Pound to support the assertion that classified boards have an adverse impact on shareholder value. Shareholders should also be aware that other commentators, including Joseph A. Grundfest, in a Stanford Law Review article entitled “Just Vote No,” Lawrence A. Mitchell, in a Vanderbilt Law Review article entitled “A Critical Look at Corporate Governance,” and Bernard S. Black, in a UCLA Law Review article entitled “The Value of Institutional Investor Monitoring,” have noted that the study cited by the proponent does not establish a causal relationship between governance structures, including classified boards, and company performance. Accordingly, the Board believes that shareholders should not rely on the results of the study in determining how to vote on the proposal.

The Board of Directors does not believe that the benefits of the current classified board are achieved at the cost of a failure of accountability to shareholders. All directors are required by law to uphold their fiduciary responsibility to the Company’s shareholders regardless of their term of office. In addition, the corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules increase significantly the Board’s accountability to shareholders.

Shareholders should be aware that this item is only a recommendation and would not automatically eliminate the classified Board.

Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

VOTING INFORMATION

Only shareholders of record as of February 27, 2009 are entitled to vote

Stanley has only one class of shares outstanding. Only shareholders of record at the close of business on February 27, 2009, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 78,883,885 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting.

Vote required for approval

As long as holders representing at least a majority of the outstanding shares of Stanley common stock outstanding as of February 27, 2009 are present at the Annual Meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as independent auditors for the year 2009, the shareholder proposal and the 2009 LTIP will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-800-652-8683 from the US, Canada and Puerto Rico (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EST on April 23, 2009, and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EST on April 23, 2009, and follow the simple instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EST, on April 23, 2009, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Account Value (401(k)) Plan

If you hold shares in the Company through Stanley’s Account Value 401(k) Plan (the “401(k) Plan”), you can instruct the trustee (Bank of New York Mellon) in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-800-652-8683 from the US, Canada and Puerto Rico (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EST on April 21, 2009, and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EST on April 21, 2009, and follow the simple instructions provided on that site.

(3)	MARK, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent, no later than 7:00 a.m. EST on April 21, 2009, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting. If you are voting by telephone or by the Internet, please do not return your instruction card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law, which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If a participant in the 401(k) Plan has shares of common stock credited to his or her account and also owns other shares of common stock, he or she should receive separate proxy cards for shares credited to his or her account in the 401(k) Plan and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the 401(k) Plan.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

•

First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 23, 2009.

•

Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in ‘street name.’” The latest dated proxy actually received by Stanley in accordance with the instructions for voting set forth in this proxy statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

•

First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Bank of New York Mellon, the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EST on April 21, 2009, in order to revoke your prior instructions.

•

Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Account Value (401(k)) Plan.” The latest dated instructions actually received by Bank of New York Mellon, the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as auditors of the Company’s financial statements for the year 2009, “FOR” approval of the 2009 LTIP and “AGAINST” the shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting and any adjournments or postponements thereof.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the election of directors and the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the 2009 LTIP set forth in Item 3 and the shareholder proposal set forth in Item 4, brokers and other nominee entities may not vote on such matters unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law, which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above under the heading “Voting your shares held in the Stanley Account Value (401(k)) Plan.”

Confidential voting

It is Stanley’s policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefore. Stanley has retained D.F. King & Co. to aid in the solicitation of proxies; Stanley expects the additional expense of D.F. King’s assistance to be approximately $11,500.00. Stanley also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Stanley will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the Company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder proposals for the 2010 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2010 Annual Meeting must be received by the Secretary not later than November 20, 2009 for inclusion in the proxy statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2010 Annual Meeting must comply with the Company’s bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders. Thus, a notice of a shareholder proposal for the 2010 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 20, 2009 or after December 20, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence, the purchase of 5,000 shares by Donald R. McIlnay’s related trust in April 2008 was reported approximately 4 days late on May 1, 2008. Through inadvertence, the sale of 3,837 shares by Bruce H. Beatt was reported approximately 3 days late on April 30, 2008.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107 or write to them at 48 Wall Street, New York, New York, 10005, or write to us at Office of the Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT

Secretary

EXHIBIT A

THE STANLEY WORKS

2009 LONG-TERM INCENTIVE PLAN

Section 1. Purpose

The purposes of this Long-Term Incentive Plan (the “Plan”) are to encourage selected salaried employees of The Stanley Works (together with any successor thereto, the “Company”) and selected salaried employees and non-employee directors of its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d)	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation and Organization Committee of the Board.

(g)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)	“Fair Market Value” shall mean, with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to Shares, shall mean the mean average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Shares on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

(j)	“Full Value Award” shall mean an Award that is settled by the issuance of Shares, other than a Stock Option or Stock Appreciation Right.

(k)	“Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(l)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(m)	“1997 Plan” shall mean the Company’s 1997 Long-Term Incentive Plan.

(n)	“Non-Employee Director” shall mean any non-employee director of an Affiliate.

(o)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(r)	“Participant” shall mean a Salaried Employee or Non-Employee Director designated to be granted an Award under the Plan.

(s)	“Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(t)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(u)	“Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(v)	“Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(w)	“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(y)	“Salaried Employee” shall mean any salaried employee of the Company or of any Affiliate.

(z)	“Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(aa)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(bb)	“2001 Plan” shall mean the Company’s 2001 Long-Term Incentive Plan.

Section 3. Administration

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. The Committee may credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares. The Committee may, in its discretion, require deferral of payment of any Award (other than an Option or Stock Appreciation Right) or portion thereof if the deduction with respect to such payment would, or could in the reasonable anticipation of the Committee, not be permitted due to the application of Section 162(m) of the Code.

Section 4. Shares Available for Awards

(a)	Shares Available. Subject to adjustment as provided in Section 4(b):

(i)	Calculation of Number of Shares Available. The number of Shares authorized to be issued in connection with the granting of Awards under the Plan is five million one hundred thousand (5,100,000). If any Shares covered by an Award granted under the Plan or by an award granted under the 2001 Plan or the 1997 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Awards or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 4(b), (A) no more than one million (1,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options and (B) no more than two million five hundred thousand (2,500,000) Shares shall be cumulatively available for issuance in connection with the payment or settlement of Full Value Awards.

(ii)	Accounting for Awards. For purposes of this Section 4,

(A)	if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)	Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2001 Plan or the 1997 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

(iii)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)

Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase

Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Sections 6(g)(vi) and 6(g)(viii), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6. Awards

(a)	Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(ii)	Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option shall be granted to any Non-Employee Director who is not otherwise an employee of the Company or any of its Affiliates.

(v)	Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

(A)	permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

(B)	permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

(C)	grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b)	Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten (10) years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	Restricted Stock and Restricted Stock Units.

(i)	Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii)	Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v)	Restricted Stock Units. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of 55 and completing 10 years of service or as a result of a disability within the meaning of Section 22(e)(3) of the Code. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d)	Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

Performance goals shall be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable: (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital; (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; and (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a parent or subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Subject to the terms of the Plan and any applicable Awards Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(e)

Dividend Equivalents.    The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend equivalents credited in respect of an Award will vest (or be forfeited) and will settle at the same time as the underlying Award to which they relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee shall determine.

(f)	Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g)	General.

(i)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)

Limits on Transfer of Awards.    Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v)	Terms of Awards. The Term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)	Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and SARs may be granted under the Plan to an individual Participant in any three-year period from January 4, 2009 through the end of the term shall not exceed 4,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vii)	Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(viii)	Maximum Payment Amount. The maximum fair market value of payments to any executive officer made in connection with any long-term performance awards (except for payments made in connection with Options or Stock Appreciation Rights) granted under the Plan shall not, during any three-year period, exceed two percent of the Company’s shareholders’ equity as of the end of the year immediately preceding the commencement of such three-year period.

Section 7. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)	permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 6(a), 6(b), or 6(f) hereof.

(b)

Adjustments of Awards Upon Certain Acquisitions.    In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of

Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan; provided that such adjustments shall be consistent with the requirements of Section 162(m) of the Code with regard to Awards subject to Section 162(m) of the Code.

(d)	Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in subsections (b) or (c) or Section 4(b), the terms of outstanding Awards may not be amended to reduce the purchase price per share purchasable under an Option or the grant price of Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original Options or Stock Appreciation Rights, as applicable, without shareholder approval.

(e)	Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. General Provisions

(a)	No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Salaried Employees who are not officers of the Company for purposes of Section 16 of the Exchange Act.

(c)	Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the minimum amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Change in Control

(a)	Upon the occurrence of a Change in Control (as hereinafter defined), unless otherwise determined by the Committee and set forth in an Award Agreement:

(i)	all Options and Stock Appreciation Rights, whether granted as performance awards or otherwise, shall become immediately exercisable in full for the remainder of their terms, and Grantees shall have the right to have the Company purchase all or any number of such Options or Stock Appreciation Rights for cash for a period of thirty (30) days following a Change in Control at the Option Acceleration Price (as hereinafter defined); and

(ii)	all restrictions applicable to all Restricted Stock and Restricted Stock Units, whether such Restricted Stock and Restricted Stock Units were granted as performance awards or otherwise, shall immediately lapse and have no effect, and Grantees shall have the right to have the Company purchase all or any number of such Restricted Stock Units and shares of Restricted Stock for cash for a period of thirty (30) days following a Change in Control at the Restricted Stock Acceleration Price (as hereinafter defined).

(iii)	In addition, for each Option or Stock Appreciation Right with a purchase price per share or grant price, as applicable, that is greater than the consideration offered in connection with any Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right.

(b) (i)	The “Restricted Stock Acceleration Price” is the highest of the following on the date of a Change in Control:

(A)	the highest reported sales price of a share of the Common Stock within the sixty (60) days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

(B)	the highest price of a share of the Common Stock reported in a Schedule 13D or an amendment thereto as paid within the sixty (60) days preceding the date of the Change in Control,

(C)	the highest tender offer price paid for a share of the Common Stock, and

(D)	any cash merger or similar price paid for a share of the Common Stock.

(ii)	The “Option Acceleration Price” is the excess of the price received by shareholders of the Company for one Share pursuant to the Change in Control over the exercise price or the grant price of the award; provided, however, that the Option Acceleration Price is limited to the spread between the Fair Market Value (which shall be based on the per Share price received by the shareholders of the Company pursuant to such Change in Control) and the exercise price or grant price. In the event the Change in Control is effected pursuant to a stock-for-stock transaction, the price received by shareholders of the Company for one Share pursuant to the Change in Control shall be calculated using the exchange ratio applied in the transaction.

(c)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I)	any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two thirds (2/3) of the directors then still in office who either were directors on December 17, 2003 or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(IV)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(V)

Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (A) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (C) the Participant’s death.

(d)	Solely for purposes of Section 9(c) and (d), and notwithstanding anything to the contrary in any other provision of this Plan, the following terms shall have the meanings indicated below:

1.	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.	“Company” shall mean The Stanley Works.

3.	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Section 10. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. This Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period or, if earlier, on the Participant’s death.

(c)	Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

The Plan shall be effective as of January 4, 2009.

Section 12. Term of the Plan

No Award shall be granted under the Plan after January 3, 2019. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Directions to the Annual Meeting of Shareholders of The Stanley Works

THE STANLEY CENTER FOR LEARNING AND INNOVATION

1000 Stanley Drive

New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,

WATERBURY VIA I-84 EAST:

Exit #37 (Fienemann Road).

Right at stop light at end of ramp.

Right at first stop light onto Slater Road.

Approximately 1 mile to entrance for Mountain

View Corporate Park (Stanley Drive). Right into

entrance, follow driveway to The Stanley Works.

FROM MASSACHUSETTS OR BRADLEY

AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).

Right at stop light at end of ramp.

Right at second stop light onto Slater Road.

Approximately 1 mile to entrance for Mountain

View Corporate Park (Stanley Drive). Right into

entrance, follow driveway to The Stanley Works.

SPRING LANE
HYDE RD.
FARMINGTON
FARMINGTON AVE.
NEW BRITAIN AVE.
TO WATERBURY
COOKE ST.
MAIN ST.
PLAINVILLE
MAIN ST.
Reservoir Rd.
High St.
FARMINGTON AVE.
Waterville Rd.
WEST MAIN ST.
SLATER RD.
MOUNTAIN RD.
CORBIN AVE.
BIRDSEYE RD.
Stanley Works
World Headquarters
WHQ
MOUNTAIN VIEW
CORPORATE PARK
PENDMANN RD.
BURRITT ST.
OSGOOD AVE
MYRTLE ST.
CORBIN AVE.
BERLIN
LEXINGTON ST.
FARMINGTON AVE.
BATTERSON PARK ROAD
84 East
TO HARTFORD
NEW BRITAIN
ALLEN ST.
ELM ST.
STANLEY ST.
EAST MAIN ST.
EAST ST.
84
72

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Validation details in title bar below.

Annual Meeting 401(k) Proxy Card	123456	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.
I hereby instruct Bank of New York Mellon, as trustee of the Stanley Account Value (401(k)) Plan, to vote the shares allocated to my account under that Plan as follows:

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Patrick D. Campbell	☐	☐	02 - Eileen S. Kraus	☐	☐	03 - Lawrence A. Zimmerman	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To approve Ernst & Young LLP as independent auditors for the year 2009.	☐	☐	☐	3. To approve The Stanley Works 2009 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain

4. To Vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐	Confidentiality-your instructions to the trustee on how to vote the shares allocated to you under the (401(k)) Plan will be kept confidential.

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a partnership, please sign in partnership name by authorized person. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR IN THE FRONT OF THIS PROXY CARD.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on April 21, 2009.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

If you vote by telephone or the Internet, please do NOT mail back this proxy card.

Proxies submitted by mail must be received by 7:00 a.m., Eastern Time, on April 21, 2009.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Stanley Works

Proxy for Annual Meeting of Shareholders

April 23, 2009

Solicited on behalf of the Board of Directors

This constitutes your instruction to Bank of New York Mellon as trustee under the Stanley Account Value (401(k)) Plan to vote all shares of common stock of The Stanley Works held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2009 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED BY THE TRUSTEE OF THE STANLEY ACCOUNT VALUE (401(k)) PLAN IN PROPORTION TO ALLOCATED SHARES IN SUCH PLAN FOR WHICH INSTRUCTIONS ARE RECEIVED, SUBJECT TO APPLICABLE LAW. SEE “VOTING INFORMATION-VOTING YOUR SHARES HELD IN THE STANLEY ACCOUNT VALUE (401(k)) PLAN” IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2009: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyworks.com).

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Validation details in title bar below.

Annual Meeting Proxy Card	123456	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Patrick D. Campbell	☐	☐	02 -Eileen S. Kraus	☐	☐	03 - Lawrence A. Zimmerman	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To approve Ernst & Young LLP as independent auditors for the year 2009.	☐	☐	☐	3. To approve The Stanley Works 2009 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain

4. To Vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.	Confidential Voting-
	Mark box at right if you wish this vote to remain confidential.	☐

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a partnership, please sign in partnership name by authorized person. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR IN THE FRONT OF THIS PROXY CARD.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on April 23, 2009.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

If you vote by telephone or the Internet, please do NOT mail back this proxy card.

Proxies submitted by mail must be received by 9:30 a.m., Eastern Time, on April 23, 2009.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Stanley Works

Proxy for Annual Meeting of Shareholders

April 23, 2009

Solicited on behalf of the Board of Directors

The shareholder(s) of The Stanley Works appoint(s) John G. Breen, Eileen S. Kraus, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2009 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2009: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyworks.com).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Patrick D. Campbell	☐	☐	02 - Eileen S. Kraus	☐	☐	03 - Lawrence A. Zimmerman	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To approve Ernst & Young LLP as independent auditors for the year 2009.	☐	☐	☐	3. To approve The Stanley Works 2009 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain

4. To Vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a partnership, please sign in partnership name by authorized person. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Stanley Works

Proxy for Annual Meeting of Shareholders

April 23, 2009

Solicited on behalf of the Board of Directors

The shareholder(s) of The Stanley Works appoint(s) John G. Breen, Eileen S. Kraus, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2009 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2009: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyworks.com).